Exhibit 10.1

Please note that the representations and warranties of each party set forth in the Master Procurement Agreement have been made solely for the benefit of the other party. You should not rely on such representations and warranties, which (i) have been qualified in some circumstances by confidential disclosures to the other party in connection with the agreement, (ii) were made only as of the date of the Master Procurement Agreement or such other date as is specified in the agreement, and (iii) may have been included in the agreement for the purpose of allocating risk between the parties rather than establishing matters as facts.

MASTER PROCUREMENT AGREEMENT

by and between

METROPCS WIRELESS, INC.

and

ERICSSON INC.

September 10, 2009

CONFIDENTIAL

***  Where this marking appears throughout this Exhibit 10.1,

         information has been omitted pursuant to a request for

         confidential treatment and such information has been filed with the Securities and Exchange Commission separately.

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SCHEDULES, EXHIBITS AND ATTACHMENTS

Schedule 1.5	Defined Terms
Attachment A	Supplier Competitors
Schedule 2.2	Checklist for Developing Procurement Documents
Schedule 4.4	Transfer of Know-How
Schedule 5.6	Sample Status Report
Schedule 7.2	Acceptance Certificate
Attachment A	Products that Have Achieved Acceptance
Schedule 8.5	Warranty Periods
Schedule 10	Service Rates and Personnel Categories
Schedule 13.4	Insurance Requirements
Schedule 15.3	Approved Subcontractors

Exhibit 1	Procurement Documents
Product Addendum One (Wireless Products)

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MASTER PROCUREMENT AGREEMENT

This Master Procurement Agreement (“Agreement”) is made and entered into this 10th day of September, 2009 (the “Effective Date”), by and between MetroPCS Wireless, Inc., a Delaware corporation with its principal place of business at 2250 Lakeside Boulevard, Richardson, Texas 75082 (including its permitted successors and assigns, “MetroPCS”), and Ericsson Inc., a Delaware corporation with its principal place of business at 6300 Legacy Drive, Plano, Texas 75024 (including its permitted successors and assigns, “Supplier”).

RECITALS:

WHEREAS, MetroPCS offers an integrated set of wireless telecommunications products and services to its customers.

WHEREAS, MetroPCS wants to purchase from Supplier, and Supplier wants to supply to MetroPCS, the Products and Services described herein, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MetroPCS and Supplier, intending to be legally bound, hereby agree to the foregoing and as follows:

ARTICLE 1 — GENERAL

1.1 Procurement of Products and Services.

1.1.1 General. This Agreement represents the terms and conditions under which Supplier and its Affiliates shall provide Products and Services to MetroPCS in the Territory pursuant to Purchase Orders that are signed and issued by an authorized representative of MetroPCS, an Affiliate of MetroPCS or a Designated Entity.

1.1.2 Product Addenda. For Products and Services of the same type, the parties have or will develop a product addendum (each, a “Product Addendum”) that set forth, among other things, complete pricing information for such Products and Services, all as further described in Section 2.1. MetroPCS shall have the right to acquire Products and Services that are the subject of a Product Addendum by initiating a Purchase Order as provided in Section 2.3. All Product Addenda will be attached to and incorporated into this Agreement as part of Exhibit 1.

1.1.3 Statements of Work. For Products and Services that are unique or otherwise are not of the type that would be included in a Product Addendum including, by way of example, Custom Programming Services, MetroPCS shall have the right to acquire such Products and Services from Supplier pursuant to a Statement of Work developed in accordance with the terms set forth in Section 2.2. All Statements of Work will be attached to and incorporated into this Agreement as part of Exhibit 1.

1.2 Special Terms Relating to Growth and Restructurings.

1.2.1 MetroPCS Growth and Restructurings. If MetroPCS acquires a new Affiliate or Designated Entity following the Effective Date and such new Affiliate or Designated Entity is a party to one (1) or more agreements with Supplier, MetroPCS and/or such Affiliate and/or such Designated Entity shall have the right, upon written notice to Supplier, to *** any and all existing agreements between such Affiliate or Designated Entity and Supplier (“Pre-Existing MetroPCS Affiliate Agreement”) *** and all products, software and services acquired or licensed by such Affiliate or Designated Entity from Supplier pursuant to such agreements ***. Notwithstanding the foregoing, if such Pre-Existing MetroPCS Affiliate Agreements include purchase commitments ***. Notwithstanding the foregoing, if such Pre-Existing MetroPCS Affiliate Agreement covers products, software and services for which a Procurement Document is not then in effect under this Agreement, then the Supplier products, software and services acquired by such MetroPCS Affiliate or Designated Entity shall *** until ***.

1.2.2 Supplier Growth and Restructuring. If Supplier acquires a new Affiliate following the Effective Date and such new Affiliate is a party to one (1) or more agreements with MetroPCS, a MetroPCS Affiliate or a Designated Entity (collectively “MetroPCS” for purposes of this Section 1.2.2) (such agreements “Pre-Existing Supplier Affiliate Agreements”), the products and services obtained and to be obtained by MetroPCS pursuant to the Pre-Existing Supplier Affiliate Agreements shall be subject in all respects to the terms of Sections *** of this Agreement ***. At the request of MetroPCS, Supplier shall *** for such Pre-Existing Supplier Affiliate Agreements *** and ***. If Supplier integrates and/or migrates support and maintenance services for such products and services within Supplier’s support and maintenance structure, Supplier shall provide Support and Maintenance Services for such products and services ***. Upon MetroPCS’ request, Supplier shall *** of a Pre-Existing Supplier Affiliate Agreements based on MetroPCS’ business needs.

1.3 Benefits of Agreement. All rights and benefits granted hereunder to MetroPCS may be exercised and enjoyed by any MetroPCS Affiliate or Designated Entity, and MetroPCS shall have the right to sell, resell, transfer, assign, lease and/or otherwise make available all Products and Services purchased under this Agreement to its Affiliates and/or Designated Entities; provided, however, that MetroPCS shall not assign, transfer or lease Software licenses to MetroPCS Affiliates or Designated Entities that are direct Supplier Competitors without Supplier’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. References to MetroPCS and to Supplier in this Agreement shall include the parties’ respective Affiliates (and, in MetroPCS’ case, Designated Entities), as applicable and where the context so requires. MetroPCS and Supplier shall be responsible for ensuring each of their respective Affiliates’ (and, in MetroPCS’ case, Designated Entities’) compliance with their obligations hereunder including, without limitation, their compliance with the confidentiality, licensing and payment obligations under this Agreement. For purposes of determining the purchases made by MetroPCS under any volume commitments and discounts (if any) available under this Agreement that are based on volume, quantity or other measurement factors, the total volume of purchases made by MetroPCS, its *** Affiliates and Designated Entities pursuant to this Agreement shall be considered to determine whether the applicable volume, quantity or other measurement factor has been achieved.

1.4 Non-Exclusive Relationship/No Volume Commitment. This Agreement establishes a non-exclusive relationship between the parties and does not grant Supplier an exclusive privilege to furnish to MetroPCS any or all of the Products and Services that MetroPCS may require, need, or desire. MetroPCS expressly reserves the right to contract with others for the purchase of products and services comparable or identical to the Products and Services that are the subject of this Agreement. Additionally, Supplier expressly reserves the right to contract with others to sell products and services comparable or identical to the Products and Services that are the subject of this Agreement. Notwithstanding anything contained herein to the contrary, MetroPCS shall not be obligated to purchase any Products and/or Services exclusively from Supplier. Except to the extent expressly provided otherwise in a Product Addendum *** do not require MetroPCS to ***, and MetroPCS shall not be obligated ***.

1.5 Definitions. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement, including in any Procurement Document and/or in Schedule 1.5. Additional definitions may be set forth in the applicable Procurement Document.

1.6 Conflicts in Interpretation. The following order of precedence shall be followed in resolving any inconsistencies between the terms of this Agreement and the terms of any Schedules, Exhibits, Attachments, Addenda and other documents attached hereto:

(a) first, the terms contained in the body of this Agreement, except where a Procurement Document specifically identifies a Section(s) of this Agreement and expressly states that a conflicting term in such Procurement Document will take precedence;

(b) second, the terms of the Schedules, Exhibits, Attachments and Addenda to this Agreement (excluding Procurement Documents attached as part of any Schedule, Exhibit, Attachment or Addendum which, for purposes of precedent, shall be treated as set forth in subsection (c) below), except where a Procurement Document specifically identifies a term in a Schedule, Exhibit, Attachment or Addendum to this Agreement and expressly states that a conflicting term in such Procurement Document will take precedence, provided that no order of precedence shall be applied among such Schedules, Exhibits, Attachments and Addenda;

(c) third, the terms of any Procurement Document, including all Schedules, Exhibits, Attachments and Addenda thereto (but excluding any Supplier responses to a MetroPCS request for proposal or request for information, which, for purposes of precedent, shall be treated as set forth in subsection (e) below), except where a Procurement Document specifically identifies a Section(s) of this Agreement and expressly states that a conflicting term in such Procurement Document will take precedence (in which case the terms of the foregoing subsection (a) shall apply), provided that no order of precedence shall be applied among such Procurement Documents;

(d) fourth, the terms of any Purchase Order signed and issued by MetroPCS, a MetroPCS Affiliate or a Designated Entity and accepted by Supplier, including all Schedules, Exhibits, Attachments and Addenda thereto;

(e) fifth, Supplier’s response, if any, to a MetroPCS, MetroPCS Affiliate or Designated Entity request for proposal or request for information, which response shall be incorporated as part of the applicable Procurement Document by this reference unless specified otherwise in the applicable Procurement Document; and

(f) sixth, Documentation.

Any attempt to alter or amend the terms and conditions contained in the Agreement through conflicting or inconsistent terms in a Procurement Document, Schedule, Exhibit, Attachment, Addenda or any other document shall be void and of no force and effect unless such conflicting or inconsistent terms specifically are identified as an amendment to this Agreement and such amendment is signed by an authorized representative of MetroPCS as provided in Section 15.16, it being the parties’ express understanding that any such alteration or amendment shall require a formal amendment to this Agreement.

ARTICLE 2 — ACQUISITION AND PROVISIONING PROCESS

2.1 Product Addenda. All Product Addenda shall be developed by the parties in accordance with the terms set forth in this Section 2.1 and shall include, as applicable, the terms described in Schedule 2.2.

2.1.1 Product Addenda for Wireless Products. Attached to the Agreement as part of Exhibit 1 is Product Addendum One (Wireless Products) that sets forth terms and conditions that are applicable to MetroPCS’ purchase of Wireless Products from Supplier.

2.1.2 Development of Product Addenda. MetroPCS and Supplier may mutually agree in writing following the Effective Date to develop and attach to this Agreement as part of Exhibit 1 one or more Product Addenda. Each Product Addendum shall incorporate by reference the terms and conditions of this Agreement and shall contain contract terms and conditions that are specific to the various types of Products and Services that MetroPCS might acquire from Supplier under that Product Addendum, including terms and conditions that are legally required based on the countries in which such Products will be sold or installed and/or Services performed, including, without limitation, each of the following, as applicable:

(a) complete pricing information for the Product(s) including, without limitation, all acquisition and/or licensing costs associated with Software, Equipment, Support and Maintenance Services, Enhancements, anticipated or projected Equipment upgrade charges, and the like;

(b) a general Certification Test Plan and Installation Test Plan for the Products (developed in accordance with the terms set forth in Article 7);

(c) a general Implementation Workplan for the Products;

(d) a list of standard Interfaces for the Products;

(e) with respect to Products that will be installed by Supplier, the site-readiness specifications for such Products;

(f) the standard order-to-delivery interval for the Products; and

(g) subject to the terms set forth in Schedule 8.5, special and/or additional warranties.

Each future Product Addendum must be signed by a Vice President or higher-level corporate officer of MetroPCS, and by a duly authorized Supplier representative, in order to be effective. Neither party shall be entitled to rely upon or to enforce the terms of any Product Addendum that is not authorized as provided in the preceding sentence. The terms and conditions of this Agreement and those set forth in the applicable Product Addendum shall apply to MetroPCS’ acquisition of the applicable Products regardless of whether such terms and conditions are expressly incorporated by reference in the applicable MetroPCS Purchase Order.

2.2 Statements of Work. Any Products and Services that are not within the scope of a specific Product Addendum will be acquired by MetroPCS in accordance with a Statement of Work. All Statements of Work shall include, as applicable, the terms described in Schedule 2.2 that are appropriate to the Product(s) and/or Services being acquired thereunder.

2.3 Purchase Orders. MetroPCS shall have no obligation to purchase Products and/or Services from Supplier, including pursuant to a signed Procurement Document, unless and until a Purchase Order that references this Agreement and the applicable Procurement Document is: (a) signed and issued by an authorized representative of MetroPCS; and (b) accepted by Supplier. Within *** days (excluding Saturdays, Sundays and Supplier Holidays) of Supplier’s receipt of a Purchase Order, Supplier shall confirm such receipt to MetroPCS in writing. Supplier shall accept or reject such Purchase Order within *** days following Supplier’s receipt of the Purchase Order. If Supplier has acknowledged receipt of a Purchase Order but fails to accept or reject such Purchase Order within the applicable *** day period, such Purchase Order shall be deemed accepted by Supplier. Receipt for purposes of this Section may be accomplished by e-mail transmission. If MetroPCS desire an expedited response to the applicable Purchase Order, MetroPCS shall contact the Supplier Project Manager who shall exercise commercially reasonable efforts to provide Supplier’s response within the requested time frame. All Products shall be delivered to the site designated in the applicable Purchase Order. With respect to all Products, Supplier will ship the release/version level of such Product as noted by MetroPCS on its Purchase Order, and Supplier shall not substitute a different release/version of such Products without MetroPCS’ prior written consent.

2.4 Delivery of Products.

2.4.1 General. Supplier shall cause the applicable Products to be delivered to the MetroPCS-designated installation location on the date specified in the applicable Purchase Order, provided such date is consistent with the order-to-delivery intervals set forth in the applicable Procurement Document. *** shall pay all costs of warehousing (except as provided in Section 2.4.2), insurance and any reasonable additional costs associated with delivery of the Product(s); provided, however, if the applicable MetroPCS-designated installation location is not available on the date specified for delivery (for non-Supplier installed Products) or installation (for Supplier installed Products) in the applicable Purchase Order, *** for delivery of the Product(s) to the extent directly related to *** failure to make the designated installation location available on the applicable date. MetroPCS shall pay the reasonable, out-of-pocket costs of freight.

2.4.2 Product Delivery Delays. Upon *** days written notice to Supplier prior to the scheduled shipping date, MetroPCS may suspend or reschedule delivery of Products for a period that does not exceed *** days beyond the date originally scheduled for the delivery thereof ***. If any MetroPCS-requested delivery suspension continues for *** days beyond the originally scheduled delivery date for a Product: (a) MetroPCS shall either: (i) cancel the order, in which case the terms of Section 2.5 shall apply; or (ii) authorize Supplier to deliver the applicable Products to MetroPCS; or (b) the parties may agree to extend such *** day period ***, provided, however, that in such case *** shall be responsible for the *** during such extended delay period.

2.5 Product Delivery Cancellations. Unless expressly provided otherwise in a Procurement Document, *** for delivery cancellations. Each Procurement Document may specify the terms that apply to delivery cancellations, if any, for the Products covered by such Procurement Document.

ARTICLE 3 — SOFTWARE AND EQUIPMENT

3.1 Software License.

3.1.1 Grant of License. Supplier grants to MetroPCS a non-exclusive, perpetual, irrevocable (except as provided in Section 11.3(c)), worldwide, ***, ***, fully paid, ***, non-transferable (except as set forth in Sections 3.1, 3.4, 15.6 or in the applicable Procurement Document) license: (a) for MetroPCS and its Authorized Users to use the Software and Documentation; and (b) for MetroPCS to copy the Software and Documentation as required for archival, backup, testing, training, development (for MetroPCS’ incorporation into MetroPCS’ network or business or operational support systems) and other, similar purposes, ***. Notwithstanding the foregoing restriction on the transferability of Software licenses, in connection with a sale, transfer, contribution or pledge as security of any Products to a Third Party, MetroPCS shall have the right to assign its Software license rights for Software included in such Products to such Third Party ***; provided, however, that, except for the sale, transfer or contribution of all or substantially all of the assets of the company or pledge of such Products, MetroPCS will provide Supplier advance notice of any such sale or transfer of Products to a Third Party ***.

3.1.2 Optional Software Features. Software licensed by Supplier to MetroPCS under this Agreement may contain optional features that are separately licensed and priced. Optional features will not be activated by MetroPCS without authorization from Supplier and MetroPCS’ payment of the applicable license fees, if any. If, in spite of MetroPCS’ commercially reasonable efforts to comply with the foregoing restriction, such features are activated, MetroPCS promptly shall notify Supplier that such features were activated. If Supplier identifies activation of any such features, Supplier promptly shall notify MetroPCS of the activation of such features. Upon any such notice by one party to the other party, at its option, MetroPCS shall either discontinue its use of such features or, if otherwise a chargeable item to MetroPCS, pay to Supplier *** for the activated features (subject to ***).

3.1.3 Ownership Rights Reserved. Except as expressly granted hereunder, no other rights, licenses, title or ownership of Intellectual Property Rights to the Software and Documentation or any copy, translation, compilation or other derivative work are transferred or granted to MetroPCS hereunder, and title and ownership to such Software and Documentation shall remain with Supplier. Promptly following MetroPCS’ request, Supplier shall provide to MetroPCS any information that is reasonably necessary to enable MetroPCS to create interoperability between the Software licensed hereunder and other products, software or systems. MetroPCS shall not disassemble, reverse compile, reverse engineer or otherwise translate the Software licensed hereunder; provided, however, that MetroPCS may reverse engineer or decompile the Software: (a) to the extent permitted by applicable Laws, if Supplier fails to provide to MetroPCS promptly following MetroPCS’ request any information that is reasonably necessary to enable MetroPCS to create interoperability between the Software licensed hereunder and other products, software or systems provided that any use by MetroPCS shall be restricted to the uses permitted under Section 3.1.1; and (b) for any other purposes to which Supplier consents

3.1.4 Additional Licensing Terms. The parties may agree in a Procurement Document to additional product-specific license terms.

3.2 Interfaces. Supplier acknowledges that MetroPCS is working with a number of Third Parties in the development, maintenance and support of MetroPCS’ various systems and that MetroPCS’ use of the Products will involve the use and/or development of one or more Interfaces between such products, software and systems and the Products. Accordingly, Supplier shall: (a) make available for licensing by MetroPCS ***, any 3GPP Standardized Product Interfaces that are owned by Supplier or any of its Affiliates; and (b) ***, from and after the Effective Date, maintain and disclose publicly detailed 3GPP Standardized Interface Specifications for the Products, so that Third Parties will be able to create Interfaces between the Products and such Third Parties’ products, software and systems. If there is an option in the 3GPP Standardized Interface Specifications with regard to implementation of the 3GPP Standardized Interface Specifications, Supplier shall *** disclose which option has been selected. In addition, from and after the Effective Date, ***, Supplier shall make available to MetroPCS promptly following MetroPCS’ request, detailed Interface Specifications for the Products that are in addition to the 3GPP Standardized Interface Specifications so that MetroPCS will be able to create Interfaces between the Products and other products, software and systems, and MetroPCS may disclose such detailed Interface Specifications to Third Parties pursuant to nondisclosure agreements entered into with MetroPCS solely for the purpose of developing Interfaces between the Products and other MetroPCS and Third Party products, software, or systems. If MetroPCS wants Supplier to develop an Interface, such Interface development shall constitute Custom Programming and shall be developed in accordance with the terms set forth in Section 3.3

3.3 Custom Programming. MetroPCS shall have the right to request that Supplier develop Custom Programming including, without limitation, Interfaces. Within *** days following receipt of such request, Supplier shall notify MetroPCS in writing as to whether it will undertake such Custom Programming. If Supplier agrees to undertake such Custom Programming, Supplier shall within *** days following delivery of its initial notice to MetroPCS prepare and submit to MetroPCS a written response to MetroPCS’ Custom Programming request that includes: (a) the items required to be included in a Change Response, as described in Section 6.4; and (b) a description of the functionality, interoperability and performance characteristics of the requested Custom Programming. If MetroPCS issues a Purchase Order for the Custom Programming, Supplier shall prepare and submit to MetroPCS a Statement of Work in accordance with the requirements set forth in Section 2.2. If the parties execute a Statement of Work, and MetroPCS issues a Purchase Order for such Custom Programming, Supplier shall perform the Custom Programming project in accordance with the terms of such Statement of Work and this Agreement, including, without limitation, Section 9.8. MetroPCS shall have the right to terminate any Custom Programming project upon *** days written notice to Supplier, in which case: (a) Supplier promptly shall discontinue the terminated Custom Programming Services; (b) MetroPCS shall pay to Supplier ***; and (c) Supplier shall provide to MetroPCS any intermediate and/or partial versions of such Custom Programming and any related documentation resulting from such Custom Programming project.

3.4 Transfer Rights. Subject to network usage or other limitations that may be set forth in the applicable Procurement Document, MetroPCS shall have the right to transfer the Software to a different system and/or to substitute, switch, exchange or re-platform the Products on which the Software operates for ***, provided that, in any such case, Supplier supports the operating system and/or Products to which MetroPCS proposes to transfer the Software; provided, however, that no such transfer, substitution, switch, exchange or re-platform shall result in more copies of the Software operating than in a one-to-one Software license-to-platform correlation. Provided MetroPCS follows Supplier’s instructions contained in the Documentation or otherwise provided through training or Supplier’s Support and Maintenance Services, Supplier shall provide assistance to MetroPCS, ***, to address and/or correct any Product migration problems encountered in connection with such transfer; otherwise, such assistance shall be provided at the ***. If MetroPCS engages Supplier to perform Services in connection with any such transfer, substitution, switching, exchanging or re-platforming, such Services shall be provided at the ***.

3.5 Equipment.

3.5.1 Equipment and Equipment Configuration. Each Procurement Document will include a list of the Equipment components that comprise a Product configuration available to be purchased by MetroPCS under such Procurement Document and a list of Third Party equipment components that MetroPCS is required to supply in connection with such Product configuration, if any. MetroPCS retains the right to purchase Equipment directly from Third Party vendors. All Equipment purchased under this Agreement that is manufactured and/or supplied by Third Parties shall include the original manufacturer’s warranty.

3.5.2 Title, Risk of Loss. Upon delivery (or upon Acceptance for Products purchased with installation services) of any Equipment sold by Supplier to MetroPCS hereunder and payment by MetroPCS for such Equipment, title shall transfer and promptly following MetroPCS’ request, Supplier shall provide to MetroPCS a bill of sale transferring good and marketable title to such Equipment to MetroPCS free of any and all liens or encumbrances. Supplier shall represent and warrant in such bill of sale that the

Equipment and any components thereof are entirely new and that supplier has and is transferring good and marketable title free of any liens or encumbrances. Risk of damage or loss to the Equipment shall pass to MetroPCS upon delivery (or upon Acceptance for Products purchased with installation services) of the Equipment to the installation or such other location specified in the applicable MetroPCS Purchase Order; provided, however, that: (a) Supplier shall remain responsible for damage or loss to Equipment caused by its Personnel; and (b) if MetroPCS specifically requests delivery of Equipment to a Third Party value-added shipping agent, risk of loss or damage shall pass to MetroPCS upon delivery to the MetroPCS-designated Third Party value-added shipping agent.

3.5.3 Substitutions. Supplier shall not substitute any item of Equipment (excluding upgrades or updates to component parts that do not affect the Form, Fit, Function or performance characteristics of the Equipment and which do not require MetroPCS to upgrade or update existing Products) for another item of Equipment without MetroPCS’ prior written consent. Supplier may be permitted to substitute temporarily an item of Equipment that does not meet the criteria set forth above if: (a) any ordered item of Equipment is unavailable to meet the delivery requirements of MetroPCS as specified in the applicable Procurement Document or Purchase Order; (b) Supplier provides prior written notice of the substitution to MetroPCS; (c) Supplier does not charge MetroPCS *** for the replacement Equipment than for the substituted Equipment; and (d) MetroPCS consents in writing to the proposed substitution, which writing must be signed by the MetroPCS Project Manager or higher-level signatory of MetroPCS. If Supplier substitutes an item of Equipment as described herein, the cost of installation and removal of such substitute Equipment shall be at ***. Upon receipt of written notice from MetroPCS, Supplier shall remove such substitute Equipment. Title and risk of loss as to any temporarily substituted Equipment shall at all times remain with Supplier, provided that if MetroPCS elects to accept such items, Supplier may invoice MetroPCS for (and MetroPCS shall pay in accordance with Section 10.1 for) such Equipment and title shall pass to MetroPCS upon Acceptance.

3.5.4 Replacement Parts for Equipment and Related Firmware.

3.5.4.1 Availability. For a *** period of *** following MetroPCS’ receipt from Supplier of any notice of Product discontinuance for the applicable Product, which notice of Product discontinuance shall be provided in writing not less than *** year prior to the date of Product discontinuance, Supplier shall make available for purchase by MetroPCS functionally equivalent or better replacement parts for all Equipment and related firmware (meaning that such replacement parts shall be equivalent or better in Form, Fit, Function, capacity and performance) to maintain the Equipment and related firmware in conformance at the time supplied with the applicable Documentation, Supplier Specifications, Performance Standards and Regulatory Requirements. On-site options for spare and replacement parts, if any, shall be agreed to by the parties pursuant to a Procurement Document. As to all matters related to the provision of spare and replacement parts (including, but not limited to, the amount of time it takes Supplier to provide MetroPCS with such spare and replacement parts), ***.

3.5.4.2 Third Party Parts. Notwithstanding the terms of Section 3.5.4.1, MetroPCS shall not be obligated to purchase replacement parts from Supplier, and MetroPCS shall have the right to procure replacement parts from any source. If MetroPCS procures replacement parts from sources other than Supplier for reasons other than Supplier’s failure to make such replacement parts available, then at MetroPCS’ request and expense, Supplier shall submit such replacement parts to the testing and certification process described in Section 3.6. If MetroPCS is required to procure replacement parts from a source other than Supplier due to Supplier’s failure to make replacement parts available as required by this Section, then at MetroPCS’ request but *** Supplier shall submit such replacement parts to the testing and certification process described in Section 3.6. If MetroPCS-supplied replacement parts become certified as Compatible Products, MetroPCS shall have the right to use such replacement parts as part of any Products without affecting the warranties set forth in Article 9 or the applicable Procurement Document.

3.5.4.3 Equipment Repair and/or Replacement. All Equipment and related firmware to be repaired or replaced shall be shipped at Supplier’s expense and risk of loss during the applicable Warranty Period and at MetroPCS’ expense and risk of loss thereafter to a location designated by Supplier, and repaired or replaced Equipment and related firmware shall be returned by Supplier to MetroPCS at Supplier’s expense and risk of loss. With respect to Supplier Products that are not readily returnable for repair, Supplier shall repair or replace such Products at MetroPCS’ site or such other location designated by MetroPCS, provided that MetroPCS shall make such Products accessible to Supplier without charge. During the applicable Warranty Period, Supplier shall be responsible for all costs related to such repair or replacement, and following completion of such repair or replacement, Supplier shall restore the site to the condition it was in prior to such repair or replacement.

3.5.4.4 Reporting. Supplier shall provide to MetroPCS on a quarterly basis reports, ***, specifying, at a minimum, the Equipment and related firmware replaced by Supplier during the preceding quarter, the date and location of replacement and the nature of the Product Defects causing such replacement. Such reports shall be delivered within *** of the completion of each quarter.

3.5.5 Discontinuation of Products. Supplier shall notify MetroPCS in writing of the discontinuation of any Products at least *** year prior to such discontinuation. If Supplier fails to provide MetroPCS with such discontinuation notice, Supplier shall provide MetroPCS with any replacement parts for such discontinued Products ***. Nothing contained herein shall be construed to diminish Supplier’s Support and Maintenance Services obligations set forth in Article 8 nor Supplier’s obligations under Section 3.5.4.

3.5.6 Site Preparation. The terms of this Section shall apply only when Supplier will be performing installation Services requested by MetroPCS. Each Procurement Document shall set forth the specifications and guidelines that Supplier prescribes for proper installation and operation of the Products. In consultation with Supplier, MetroPCS shall prepare the installation location in accordance with such specifications and guidelines. Upon written notice from MetroPCS that such requirements have been fulfilled, Supplier shall inspect the installation site and either acknowledge in writing that the installation site is suitable for effective installation and operation of the Products, or advise MetroPCS in writing that the installation site does not materially comply with such requirements and the reasons for such material noncompliance. The suitability of MetroPCS’ site preparation shall be deemed properly prepared if Supplier has failed to submit a written statement of noncompliance to MetroPCS before the earlier of: (a) *** following the date of Supplier’s site inspection; and (b) *** following MetroPCS’ notice that the installation site requirements have been fulfilled, provided that MetroPCS shall not give notice that the installation site requirements have been fulfilled more than *** prior to the commencement of installation activities with respect to the applicable Product, and Supplier shall not be excused for any delay in achieving any Critical Milestone if the cause of such delay is based upon Supplier’s failure to notify MetroPCS of any such noncompliance.

3.6 Compatible Products. Supplier shall develop and maintain, and promptly shall deliver to MetroPCS from time to time, a then-current list of all Third Party hardware and software components that are compatible with and may be used by MetroPCS to operate with the Products without adversely affecting the representations, warranties and covenants contained in Article 9 (such Third Party hardware and software components, the “Compatible Products”). If MetroPCS wants Supplier to certify any MetroPCS-supplied product (a “MetroPCS-Supplied Product”) as a Compatible Product (including, without limitation, Third Party replacement parts as described in Section 3.5.4), MetroPCS shall submit such MetroPCS-Supplied Product to Supplier for testing and certification, and Supplier promptly thereafter shall perform such testing and certification ***. Supplier shall not unreasonably withhold its certification of any MetroPCS-Supplied Product as a Compatible Product.

3.7 Source Code.

3.7.1 General. Supplier acknowledges that the rights granted to MetroPCS under or pursuant to this Section 3.7 are, and shall otherwise be deemed to be, ***.

3.7.2 ***

3.7.3 License. ***

3.8 Purchase Orders and Shipment Reports. Upon MetroPCS’ request, Supplier shall furnish to MetroPCS, in a form reasonably agreeable to MetroPCS, monthly Purchase Order and shipment reports and/or quarterly invoice summary reports.

3.9 Third Party IP Rights. Supplier agrees that the Products and Services do not infringe upon or constitute a misappropriation of any Third Party IP Right.

ARTICLE 4 — SERVICES

4.1 General. Supplier shall perform Services in accordance with the terms set forth in this Agreement and in the applicable Procurement Document.

4.2 Right to Access; Identification Credentials; Facility Rules.

4.2.1 Right of Access. Upon reasonable prior written notice, each party shall provide to the other party reasonable physical access to its facilities in connection with the performance of such party’s obligations hereunder. Access to a party’s facilities shall be subject to such party’s security rules, policies and procedures. No charge shall be made for such access. If, in connection with providing Services hereunder, Supplier requires access to MetroPCS’ facilities, Supplier shall comply with any MetroPCS requirements with respect to facility security and drug screening tests. Supplier shall be responsible for the cleanup, removal, and proper disposal in accordance with applicable Laws and generally accepted industry practices of all Hazardous Materials brought to MetroPCS’ facilities by Supplier and not contemplated to remain at the facilities after such completion of Service.

4.2.2 Identification Credentials. Each party shall have the right to require the other party’s Personnel and representatives to exhibit identification credentials issued by such party in order to exercise any right of access under this Agreement.

4.2.3 Facility Rules. All Personnel and representatives of a party shall, while on the other party’s premises, comply with all rules and regulations that have been provided to such party. Supplier shall acquaint itself with the conditions governing the delivery, receipt and storage of Products at the installation site so that Supplier’s installation activities will not unduly interfere with MetroPCS’ day-to-day operations at the installation site. Supplier shall not stop, delay or interfere with MetroPCS’ day-to-day operations without the prior written consent of an authorized MetroPCS representative. Supplier shall provide and maintain sufficient covering to protect MetroPCS’ equipment, furniture and other items from Supplier’s installation activities.

4.2.4 Background Checks. If elected by MetroPCS, Supplier shall conduct a background check on Supplier Personnel who will provide Services at MetroPCS facilities or who may have access to MetroPCS’ systems, equipment or networks and review the results of the background check of each such Person to verify that the Person meets Supplier’s standards for employment before presenting the results of the background check to MetroPCS and requesting that MetroPCS grant to any such person access to any MetroPCS facility. Such background check shall be in the form generally used by Supplier in its initial hiring of employees or contracting for contractors or, as applicable, during the employment-screening process but must, at a minimum, have been performed within the preceding *** period and detail, subject to applicable Laws, ***. In addition to the foregoing, MetroPCS reserves the right to require Supplier to augment its background check and screening procedures to comply with any MetroPCS policies adopted from time-to-time by MetroPCS as applied to its contractors generally; provided, however, that MetroPCS shall provide Supplier with advance written notice of any request to augment the background checks performed by Supplier. Supplier may seek reimbursement from MetroPCS for the *** incurred by Supplier in performing such augmented background check and screening procedures.

4.3 Compliance With Local Employment/Labor Laws. Supplier shall be responsible for compliance with all applicable Laws respecting Supplier Personnel including, without limitation, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, unemployment, social security and other payroll taxes, including obtaining applicable contributions from such Personnel when so required by Law.

4.4 License of Know-How. At MetroPCS’ request and upon payment of ***, Supplier shall provide to MetroPCS training on and a license to Know-How regarding a Product or Enhancement for uses consistent with the terms of this Agreement. In connection therewith, Supplier shall train MetroPCS-identified Personnel so that they can become self-reliant with respect to the day-to-day operation and support and maintenance of the Products. Supplier shall provide the MetroPCS-identified Personnel with sufficient technical assistance to train MetroPCS Personnel in the use of Know-How with respect to the functions, features, operation, support and maintenance of the Products and to license to MetroPCS any tools, utilities and other software necessary or appropriate for MetroPCS to become self-reliant with respect to the functions, features and operation of the Products. In licensing Know-How, MetroPCS-identified Personnel may attend Supplier’s training programs that relate to the Products. Supplier’s license of Know-How shall include information and/or programs, tools and other materials regarding or relating to the items identified in Schedule 4.4, provided that, with respect to a particular request: (a) Supplier generally would make such items available to a requesting customer; or (b) if Supplier generally would not make any of such items available to a requesting customer, Supplier agrees to reasonably consider such request in good faith. As required or necessary, but not less frequently than quarterly, Supplier shall provide to MetroPCS any and all updated, changed or revised policies, practices, procedures, processes and/or techniques with respect to any Know-How licensed hereunder.

ARTICLE 5 — PROJECT MANAGEMENT AND PERSONNEL

5.1 Covenant of Cooperation. Supplier acknowledges that MetroPCS is now and will continue during the Term of the Agreement to work directly and indirectly with both Supplier and a number of Third Parties to develop, install, maintain and support MetroPCS’ telecommunications products, systems and services. Having acknowledged the foregoing, Supplier agrees to cooperate fully with MetroPCS, its Affiliates, Designated Entities and all MetroPCS-designated Third Parties, which cooperation Supplier acknowledges may involve the disclosure of Supplier Confidential Information to MetroPCS, its Affiliates, Designated Entities and MetroPCS-designated Third Parties, provided that: (a) Supplier shall not be required to disclose any information whose disclosure is prohibited by licensing or other similar contractual limitations to which Supplier is bound; and (b) disclosures of Supplier Confidential Information to Third Parties is acknowledged by MetroPCS to be subject to Section 12.2.2(b) of the Agreement.

5.2 Supplier Personnel. Supplier shall provide sufficient qualified Personnel with appropriate experience to perform Supplier’s obligations hereunder in accordance with the Services warranty set forth in Section 9.8. Without MetroPCS’ prior written consent in each instance, which consent shall not be unreasonably withheld, while a Supplier Program Director is performing Services under the Agreement and for a period of ***, Supplier shall not allow that Supplier Program Director to perform services for any MetroPCS Competitor.

5.3 Removal of Supplier Personnel by MetroPCS. MetroPCS shall have the right to require Supplier to replace any Supplier Personnel who MetroPCS reasonably deems to be unfit or otherwise unsatisfactory to perform Supplier’s duties hereunder; provided, however, that during the *** period following such request for replacement, designated representatives from each party shall meet to discuss the request and any alternative solutions; however, if a solution acceptable to MetroPCS has not been reached by the end of such *** period, Supplier shall remove such Supplier Personnel and replace such Personnel in accordance with the terms of Section 5.5; provided, however, that MetroPCS shall not require any replacement for any reason prohibited under applicable Laws. Without limiting Supplier’s obligations in this Section, Section 4.3, Section 5.2 or otherwise in the Agreement, and except to the extent prohibited by applicable Laws, Supplier agrees to immediately remove and replace any Supplier Personnel who: (a) is engaging in substance abuse while at a MetroPCS site or while performing Services; or (b) is impaired while performing Services. Subject to Supplier’s obligation to immediately remove Supplier’s Personnel as set forth above, in the case of reasonable suspicion of substance abuse, such removal and replacement shall occur pending completion of the applicable investigation, which shall be completed within *** days following such reasonable suspicion. Substance abuse includes the sale, attempted sale, possession or use of illegal drugs or drug paraphernalia or the misuse of prescription or non-prescription drugs, or the use of alcohol at a MetroPCS site or while performing Services. Supplier promptly shall notify MetroPCS in writing of any suspicion that any Supplier Personnel are engaged in substance abuse.

5.4 Removal/Reassignment of Supplier Personnel by Supplier. Supplier shall exercise reasonable best efforts to not remove or temporarily reassign from MetroPCS’ account and/or projects any Supplier Project Manager or installation team Personnel, in each case prior to the date on which such Personnel have completed performance of the Supplier obligations that they have been assigned to perform under this Agreement and/or the applicable Procurement Document. If it becomes necessary to remove or temporarily reassign any such Personnel, Supplier shall ensure that: (a) MetroPCS is given prompt written notice of the anticipated removal/reassignment; (b) prior to removal/reassignment of the applicable Personnel, Supplier has identified the replacement Personnel, which replacement Personnel must possess comparable experience and training as the individual whom Supplier intends to replace/reassign; and (c) *** to MetroPCS, the Personnel to be removed/reassigned must work with the replacement Personnel for a mutually agreed transition period, the duration of which shall be jointly determined by the parties based on the duties and responsibilities of the Person being replaced/reassigned. Provided the replaced/reassigned Personnel remains employed by Supplier, such Personnel shall continue to be available by telephone and email to answer any questions relating to the duties and obligations formerly preformed by such Personnel. Either party’s request for removal or reassignment of Personnel shall not excuse Supplier from meeting any Critical Milestones.

5.5 MetroPCS Personnel. MetroPCS shall provide a project manager for each project (each a “MetroPCS Project Manager”) who will: (a) act as a liaison between Supplier and MetroPCS for that project; and (b) coordinate MetroPCS resources and Personnel.

5.6 Status Meetings and Reports. On the dates and at the locations specified in the applicable Implementation Workplan, and in any event no less than monthly, the Supplier Project Manager, the MetroPCS Manager, other appropriate representatives of the parties and any necessary Third Parties shall meet at a MetroPCS-designated site or by telephone conference, as determined by MetroPCS, to discuss the status of Product installations and, as applicable, each project, and any difficulties or issues that may exist, including personnel issues and any proposed changes to any Critical Milestones and/or changes to any date or other item set forth in the applicable Implementation Workplan. The parties acknowledge that any change of a Critical Milestone date shall require a mutually agreed Change Order. The parties shall keep records of all status meetings and issue copies of the records to all meeting attendees. At each status meeting, Supplier shall present to MetroPCS a written report of the status of each Product installation and/or project covering the items identified in Schedule 5.6. The report shall include a summary, in such detail as MetroPCS shall reasonably request, of: (a) the accomplishments and difficulties encountered during the prior reporting period; (b) suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next reporting period; (c) a comprehensive and consolidated log of all outstanding Product or project-related problems identified by MetroPCS and Supplier that remain to be resolved; and (d) if applicable, identification of any MetroPCS or Third Party delays or other circumstances known by Supplier that Supplier claims have impacted or will impact its ability to meet any Critical Milestone. MetroPCS shall have the right to assume that Supplier does not know of any problems, difficulties or issues that may have an adverse impact on the installation of Products or on a project (whether from a timing, cost or performance standpoint) unless Supplier specifically identifies such problems, difficulties or issues in its written status reports.

5.7 Administration of Projects. The MetroPCS Project Manager and the Supplier Project Manager for the applicable Procurement Document shall administer such Procurement Document, the Change Order process set forth in Section 6.4 and all decisions requiring the consent and/or approval of the other party, except for those decisions requiring the consent and/or approval of MetroPCS pursuant to the terms set forth in Sections 15.6, 15.7 and 15.16, which consent and/or approval shall be effective only upon a written notice signed by a Vice President or higher-level officer of MetroPCS. All consents and/or approvals made in contravention of the terms set forth in this Section shall be void and of no force and effect. The MetroPCS Project Manager, and the Supplier Project Manager shall be responsible for identifying within their respective organizations the individual(s) authorized to sign a Change Order based on the dollar value of such Change Order.

ARTICLE 6 — INSTALLATION AND IMPLEMENTATION

6.1 Implementation Workplan. When requested by MetroPCS in connection with a particular Product installation or project, the parties jointly shall develop a detailed implementation workplan (each, an “Implementation Workplan”) using a MetroPCS-designated project management tool (such as Microsoft Project) that, once finalized and approved by MetroPCS, shall be attached to and made a part of the applicable Procurement Document and/or Purchase Order. Each Implementation Workplan shall include, as applicable: (a) identification of all milestone events and interdependent milestone events; (b) identification of all critical milestones (“Critical Milestones”) and the commencement and completion dates for each such Critical Milestone; (c) a detailed description of all activities to be performed by Supplier and MetroPCS, including task and sub-task activities, the party responsible for, and the location of, on-site or off-site, such activities; (d) for any Services rendered on a time-and-materials basis, the number of hours required to perform each activity, task, sub-task and Critical Milestone; (e) a detailed description of all activities to be performed by Third Parties with whom Supplier is contracting including task and sub-task activities; (f) identification of all interdependent activities; (g) the dates and locations of scheduled status meetings, pursuant to Section 5.6; (h) commencement and completion dates for the Product installation(s) or project; and (i) commencement and projected end dates for Acceptance testing. The commencement and completion dates for the Product installation(s) and/or project and related Critical Milestones and any payment milestones shall not be changed without the prior written consent of MetroPCS. MetroPCS’ failure to perform any activities that it is responsible for under an Implementation Workplan shall not, under any circumstances, constitute a breach of the Agreement by MetroPCS or result in an Event of Default by or with respect to MetroPCS.

6.2 Implementation Delays. Subject to the further terms of this Section, if MetroPCS reasonably determines that Supplier is likely to fail to timely complete a Critical Milestone, then at MetroPCS’ request and, unless the terms of subsection (f) below apply, *** to MetroPCS, Supplier shall provide that number and type of additional Supplier Personnel as may be required or necessary to complete the Critical Milestone by its completion date. If Supplier already has failed to timely complete a Critical Milestone, then without limiting any other available rights and remedies:

(a) MetroPCS shall have the right to *** under the applicable Purchase Order;

(b) at MetroPCS’ request and, unless the terms of subsection (f) below apply, *** Supplier shall provide that number and type of additional Supplier Personnel as may be required or necessary to complete the Critical Milestone within a re-adjusted time frame established by MetroPCS, provided that: (i) any adjustment of a Critical Milestone date shall not operate to adjust any future Critical Milestone date (unless specifically agreed to in writing by MetroPCS); and (ii) notwithstanding any such adjustment, MetroPCS shall be entitled to *** (“Delay Credits”) based on the original Critical Milestone date (unless specifically waived in writing by MetroPCS); and

(c) MetroPCS shall receive ***.

Notwithstanding the foregoing, if a Critical Milestone has been delayed (each of the following events constitutes an “Excuse”): (d) *** due to the occurrence of a Force Majeure Event; (e) by mutual written agreement of the parties; or (f) as a *** result of MetroPCS’ *** failure to perform *** obligations under the Agreement and designated as a MetroPCS obligation, provided that such failure and its likely impact on Supplier’s ability to timely achieve the Critical Milestone timely was identified sufficiently in advance by Supplier in a status report or other written notice to MetroPCS, the Critical Milestone date and any other subsequent affected Critical Milestone date(s) directly affected by such MetroPCS delay shall be extended automatically *** to account for the period of delay directly caused by the Excuse.

6.3 Supplier Specifications and Performance Standards. Each Product Addendum shall include Supplier’s published technical performance specifications for the Products (“Supplier Specifications”) and may include other mutually agreed Performance Standards for such Products.

6.4 Change Order Procedures. If either party believes that a change in a Procurement Document, Implementation Workplan, project or other work effort (whether in time frames, costs or deliverables) is necessary or desirable, such party shall submit a written change request to the other (a “Change Request”). ***.  Accordingly, if Change Requests are made, they will be presumed not to impact the fees under this Agreement; provided, however, that if the Change Request ***, Supplier shall provide MetroPCS with written notification of such other deviation along with the Change Request or, if the Change Request was submitted by MetroPCS, within *** after its receipt of the Change Request. If agreed to by MetroPCS, a change in the fee equal to *** shall be made. If MetroPCS initiated the Change Request, within *** of Supplier’s receipt of such Change Request, Supplier shall provide to MetroPCS a written statement describing in detail: (a) the impact on the performance of the Product, project or other development effort, if any, and the modifications to the Product, project or other development effort that will be required as a result of the Change Request including, without limitation, changes in the Products and Services; (b) the effect of the Change Request on the applicable Implementation Workplan, project or other development effort including any impact on any Critical Milestone dates; and (c) an estimate of the cost to implement each Change Request (collectively, the “Change Response”). If Supplier submits a Change Request to MetroPCS, such Change Request shall include the information required for a Change Response. MetroPCS shall accept or reject any Change Response or Supplier-initiated Change Request, as applicable, within *** after receipt of same from Supplier. If MetroPCS accepts a Change Response or Supplier-initiated Change Request in writing, such Change Response, together with MetroPCS’ Change Request or such Supplier-initiated Change Request, shall be deemed to be a “Change Order” and shall become part of this Agreement and the applicable Procurement Document. If MetroPCS rejects Supplier’s Change Response or Supplier-initiated Change Request or fails to respond to Supplier in the time frame identified above, Supplier shall proceed to fulfill its obligations under this Agreement and the applicable Procurement Document. The parties may agree to different Change Order procedures pursuant to a Procurement Document.

6.5 Conversions. If any conversions are required with respect to a Product, MetroPCS and Supplier will develop a written conversion plan pursuant to the applicable Procurement Document that details the methods and procedures Supplier plans to use to effectuate such conversion. When finalized, such conversion plan shall be attached to the applicable Procurement Document.

6.6 Instruction and Training.

6.6.1 General. Supplier shall provide to MetroPCS the training Services described in the applicable Procurement Document for the fees (if any) set forth therein.

6.6.2 Right to Earn Additional Training Credits. MetroPCS shall earn training credits in accordance with the terms and conditions specified in the applicable Procurement Document. Training Services shall be made available to MetroPCS on a timely basis given MetroPCS’ installation schedules. Class sizes at MetroPCS’ location shall not exceed *** attendees. MetroPCS shall reimburse Supplier for reasonable, out-of-pocket expenses incurred by on-site instructors in accordance with Section 10.3. Supplier shall provide to MetroPCS a descriptive list of its current class offerings upon MetroPCS’ request. Supplier shall provide reports to MetroPCS on a quarterly basis that specify the status of MetroPCS’ accumulation and use of training credits, if any.

ARTICLE 7 — TESTING AND ACCEPTANCE

7.1 Test Plans and Materials. Each Product Addendum may include a standard test plan (each, a “Test Plan”) for the Products available to be purchased and/or licensed by MetroPCS under such Product Addendum, and a Statement of Work may include a test plan for the Products purchased and/or licensed by MetroPCS under such Statement of Work (also a Test Plan). Each Test Plan shall, among other things: (a) describe the methodologies and procedures that will be used to test the applicable Products; (b) specify the criteria for commencing and concluding Product testing (“entrance” and “exit” criteria); and (c) allocate testing responsibilities between the parties. If requested by MetroPCS, the parties shall tailor a Product Addendum Test Plan for use in connection with a particular Product deployment. Supplier also shall identify and provide to MetroPCS all test plan models, test scripts, test scenarios, test databases and other relevant materials relating to Product testing.

7.2 Testing and Acceptance. In accordance with the terms of the applicable Test Plan (including the time frames for conducting testing), the parties shall test the Products (and new releases and/or new versions of Products) in both pre-production and production environments in order to verify and confirm that the products conform to the Test Criteria. Such testing minimally shall consist of: (a) unit testing; (b) integration testing (including testing all Interfaces); (c) stress and performance testing (including congestion control); and (d) hot swap-out testing. MetroPCS promptly shall report to Supplier any Defects discovered as a result of such testing, Supplier promptly shall correct such Defects, and following receipt of such corrections, MetroPCS shall have the right to continue testing the Products for the then-remaining length of the applicable testing period, or if the testing period has or is about to expire, then for the reasonable period of time necessary to confirm that the Product (as corrected by Supplier) conforms to the Test Criteria. The following conditions are necessary for a Product to achieve “Acceptance”: (a) all Material Defects identified during testing have been corrected by Supplier (and the terms of Section 7.4 shall apply to any unresolved non-Material Defects); and (b) Supplier has provided to MetroPCS all Documentation and other deliverables required to be provided to MetroPCS pursuant to the applicable Procurement Document. Nothing else, including MetroPCS’ use of a Product or any portion thereof in a live, production environment shall constitute Acceptance of such Product. When Supplier believes that all conditions necessary for a Product to achieve Acceptance have been met, Supplier shall present to the applicable MetroPCS Project Manager for signature an acceptance certificate in the form attached hereto as Schedule 7.2 (the “Acceptance Certificate”). If MetroPCS believes that all Acceptance conditions have not been satisfied, then within *** days following its receipt of the Acceptance Certificate from Supplier, MetroPCS shall detail its objections in writing. If MetroPCS fails to object to Supplier’s Acceptance Certificate within the *** day period described in the preceding sentence, Acceptance will be deemed to have occurred with respect to the applicable Product. Supplier acknowledges that the Acceptance Certificate must be signed by the applicable MetroPCS Project Manager or his or her designee, and Supplier shall not be entitled to rely on any signature by any MetroPCS Personnel or representative other than such MetroPCS Project Manager or his or her designee.

7.3 Failure to Achieve Acceptance. If Acceptance is not achieved within *** days after the scheduled date for Acceptance set forth in the applicable Implementation Workplan or Test Plan, unless such failure to achieve Acceptance was caused by an Acceptance Excuse, MetroPCS shall have the right at its sole option to: (a) accept the Product, subject to Supplier’s obligation to correct any then-remaining Defects as part of its Support and Maintenance Services obligations; (b) declare an Event of Default (in which event the terms of Article 11 shall apply); and/or (c) return the Product to Supplier and receive from Supplier a full refund of all monies paid respecting the applicable Product. Notwithstanding the foregoing, if Acceptance is not achieved within *** days after the scheduled date for Acceptance set forth in the applicable Implementation Workplan or Test Plan (each of the following events constitutes an “Acceptance Excuse”): (d) primarily due to the occurrence of a Force Majeure Event; (e) by mutual written agreement of the parties; or (f) as a direct result of MetroPCS’ sole failure to perform material obligations under the Agreement and designated as a MetroPCS obligation, provided that such failure and its likely impact on Supplier’s ability to timely achieve Acceptance timely was identified sufficiently in advance by Supplier in a status report or other written notice to MetroPCS, the Acceptance date shall be extended automatically on a day-for-day basis to the extent reasonably needed solely to account for the period of delay directly caused by the Acceptance Excuse.

7.4 Post-Acceptance Correction of Defects. Supplier shall correct any Defects remaining to be corrected following Acceptance in accordance with Supplier’s warranty and/or Support and Maintenance Services obligations under Article 8.

7.5 Certification Testing. Section 3.6 sets forth the terms and conditions that are applicable to Supplier’s performance of certification testing for purposes of identifying Compatible Products.

ARTICLE 8 — SUPPORT AND MAINTENANCE SERVICES

8.1 General. During the Warranty Period and thereafter for as long as MetroPCS elects to receive Support and Maintenance Services under the terms of this Agreement and/or any applicable Procurement Document, whether on a time-and-materials basis (including, without limitation, pursuant to Supplier’s time-and-materials support program for Wireless Products as provided in Product Addendum One (Wireless Products)) or pursuant to any of Supplier’s standard post-Warranty Period service plans as described in Product Addendum One (Wireless Products) or in the applicable Procurement Document, Supplier shall provide to MetroPCS the support and maintenance Services (“Support and Maintenance Services”) described in this Article 8, in Product Addendum One (Wireless Products) and in the applicable Procurement Document. MetroPCS acknowledges that repair or replacement of Equipment following expiration of the applicable Warranty Period shall be at MetroPCS’ sole cost and expense; provided, however, that if MetroPCS elects to have Supplier provide such repair or replacement, the associated costs and expenses charged by Supplier ***.

8.2 Term and Termination. Support and Maintenance Services for a Product acquired by MetroPCS pursuant to a Procurement Document shall commence upon the beginning of the Warranty Period for the applicable Product and shall extend for the duration of the applicable Warranty Period. Thereafter, Supplier shall provide Support and Maintenance Services with respect to a particular

Product on a time-and-materials basis; provided, however, that if MetroPCS elects a Support and Maintenance Services plan as set forth in Product Addendum One (Wireless Products) or in the applicable Procurement Document upon written notice to Supplier, the term of such elective Support and Maintenance Services plan shall be *** and shall thereafter extend automatically for *** terms unless terminated: (a) by either party upon the occurrence of an Event of Default by or with respect to the other party; (b) by MetroPCS upon *** written notice to Supplier of its election not to renew; or (c) by Supplier upon *** written notice to MetroPCS of its election not to renew. Notwithstanding the foregoing, Supplier shall make the Support and Maintenance Services described in this Article available to MetroPCS ***: (d) for any Wireless Products, a period of *** years following commencement of the Warranty Period for the applicable Wireless Products; (e) for any Products other than Wireless Products, for a period of *** years following commencement of the Warranty Period for the applicable Product; and (f) with respect to Wireless Products and all other Products, until ***; provided, however, that Supplier shall provide MetroPCS written notice at least *** year prior to Supplier ceasing to make such Support and Maintenance Services available to its customers generally.

8.3 Third Party Product Support and Maintenance Services Guarantees. If agreed upon by the parties in the applicable Procurement Document, Supplier shall provide to MetroPCS Third Party Product support and maintenance services guarantees, executed by the applicable Third Party Product manufacturer or support and maintenance services provider, that specify the term and support level to be provided by the manufacturer or services provider, as applicable, and guarantee that such Third Party Products or services, as applicable, will be available to MetroPCS for the period of time specified in the applicable Procurement Document. MetroPCS shall either be a signatory or an expressly acknowledged third-party beneficiary of all such guarantees. If requested by MetroPCS, which request shall serve as MetroPCS’ authorization, Supplier shall serve as a liaison between MetroPCS and the applicable Third Party Product manufacturers for any Third Party Product-related support requested by MetroPCS, and such Services will be provided at the Service Rates.

8.4 Support and Maintenance Services Fees. If MetroPCS elects to obtain Support and Maintenance Services from Supplier for a Product on other than a time-and-materials basis, the fees for such Support and Maintenance Services shall: (a) be set forth in the applicable Procurement Document; (b) commence upon the date set forth in the applicable Procurement Document; and (c) be payable quarterly by MetroPCS. Time-and-materials Support and Maintenance Services shall be invoiced by Supplier and payable by MetroPCS on a monthly basis. Support and Maintenance Services fees for a Product may be increased by Supplier *** commencing *** following the date on which such fees began; provided, however, that Supplier must provide MetroPCS with written notice of such increases by October 1st of each calendar year, and such *** increases shall ***.

8.5 Warranty Periods. Unless specified otherwise in the applicable Procurement Document, the following warranty periods (each, a “Warranty Period”) shall apply to Products procured by MetroPCS under this Agreement:

(a) Supplier Products. The Warranty Period for Supplier Products shall commence *** and, unless expressly modified in the applicable Procurement Document, shall continue for the period of time set forth in Schedule 8.5.

(b) Third Party Products. The Warranty Period for any Third Party Products shall be the applicable manufacturer’s warranty, unless such Third Party Products qualify as a Supplier Product, in which case the Warranty Period set forth in subsection (a) of this Section shall apply.

(c) Repaired Equipment; Replacement Parts. The Warranty Period for Equipment repaired by Supplier at MetroPCS’ premises or replacement parts supplied by Supplier to MetroPCS as provided in Section 3.5.4 shall be ***: (i) the time period specified in Schedule 8.5; and (ii) ***.

ARTICLE 9 — REPRESENTATIONS AND WARRANTIES

9.1 Supplier Product Functionality Warranty. Supplier represents and warrants to MetroPCS that, ***, the Supplier Products shall function in accordance with the applicable Documentation, Supplier Specifications, Open Network Architecture requirements, and all Regulatory Requirements. If a Defect or other non-conformity appears in a Supplier Product and MetroPCS promptly notifies Supplier of such Defect or other non-conformity and follows Supplier’s instructions regarding the repair and/or return of such Supplier Product to Supplier (in accordance with the terms of Section 3.5.4.3, to the extent the Defect or other non-conformity relates to Equipment), Supplier will *** either repair, replace or correct such Supplier Product as soon as possible, but, without diminishing Supplier’s obligations under Product Addendum One (Wireless Products) or in the applicable Procurement Document, in no event later than *** following receipt of written notice of such Defect or non-conformity unless otherwise agreed to in writing by the parties. If Supplier is unable to repair, replace or correct the Defect or other non-conformity as provided herein, Supplier shall provide a refund or credit to MetroPCS of ***.

9.2 Documentation Warranty. Supplier represents and warrants to MetroPCS that it has provided to MetroPCS all Documentation for the Products and that such Documentation is detailed and accurately describes the functional and operational characteristics of the Products. Supplier further represents and warrants that it will provide to MetroPCS updated versions of all such Documentation in accordance with the terms set forth in Product Addendum One (Wireless Products) or in the applicable Procurement Document and that all such updated Documentation will be accurate and will be at least as detailed as the Documentation issued to MetroPCS with the initial version of the Products. The warranty contained in this Section shall remain in full force and effect for as long as MetroPCS continues to receive Support and Maintenance Services from Supplier.

9.3 Performance Warranties.

9.3.1 Performance Standards. Supplier represents and warrants to MetroPCS that each Product shall conform to the Performance Standards set forth in the applicable Procurement Document.

9.3.2 Compatibility Warranty for Products. Supplier represents and warrants that all Software supplied or recommended by Supplier pursuant to a Procurement Document including, without limitation, any Custom Programming and all Enhancements to such Software, will operate compatibly on the Equipment supplied, required or recommended by Supplier pursuant to such Procurement Document. The warranty and covenants contained in this Section shall remain in full force and effect for ***.

9.3.3 Correction of Failure to Meet Performance Warranties. If MetroPCS discovers that a Product fails to comply with any of the warranties set forth in Sections 9.3.1 or 9.3.2, without diminishing Supplier’s obligations under Product Addendum One (Wireless Products) or in the applicable Procurement Document, within: (a) *** for Wireless Products; and (b) *** for all other Products, in each case following Supplier’s receipt of written notice of such failure, Supplier shall *** either: (c) repair, replace or correct the applicable Product; or (d) if Supplier is not able to repair, replace or correct the Product within the applicable time frame specified in subsections (a) and (b) above, provide to MetroPCS a plan to repair, replace or correct the Product that is acceptable to MetroPCS. If Supplier fails to perform as provided above, Supplier will refund to MetroPCS ***.

Notwithstanding Supplier’s obligation to repair, replace, or correct a Product’s failure to meet Performance Standards associated with such Product, a failure to meet such Performance Standards may be subject to Supplier’s provision of performance credits (“Service Level Credits”) to MetroPCS. The amounts and provision of such Service Level Credits are set forth in the applicable Product Addendum.

9.4 Pricing and Terms and Conditions Warranty. Supplier represents and warrants that during the Term the prices, terms and conditions contained in this Agreement for the purchase of Products and Services by MetroPCS ***.

9.5 Disabling Code Warranty. Except as specified below, Supplier represents and warrants to MetroPCS that any Software provided by Supplier hereunder does not, at the time of delivery and installation by Supplier, contain and will not receive from Supplier’s data transmission via modem, link, internet, or any other Supplier medium any virus, spyware, malware, worm, trap door, Trojan horse, back door, timer, clock, counter or other limiting routine, instruction or design that would erase data or programming or that was otherwise created to cause any Product to become inoperable or incapable of being used in accordance with the Documentation (collectively, a “Disabling Code”) including, without limitation, any limitations that are triggered by: (a) the Software being used or copied a certain number of times, or after the lapse of a certain period of time; (b) the Software being installed on or moved to a central processing unit or system that has a serial number, model number or other identification different from the central processing unit or system on which the Software was originally installed; or (c) the occurrence or lapse of any similar triggering factor or event. As an exception to the above, Supplier represents and warrants to MetroPCS and MetroPCS acknowledges that certain Supplier Product may contain programming which restricts and/or limits access to the features and functionality of such Product subject to MetroPCS making payment for such features or functionality and utilizing the purchased hash code or pass code needed to access such features or functionality. If a Disabling Code is identified, Supplier shall take all steps necessary, ***, to: (d) restore and/or reconstruct any and all data lost by MetroPCS as a result of such Disabling Code; (e) furnish to MetroPCS a new copy of the Software without the presence of Disabling Codes; and (f) install and implement such new copy of the Software. On each annual anniversary of the Effective Date, a Supplier officer shall certify to MetroPCS in writing that Supplier is in compliance with its representation and warranty set forth in this Section. This warranty shall remain in full force and effect until***.

9.6 Open Architecture Warranty. Unless otherwise mutually agreed by the Parties in a Procurement Document, Supplier represents and warrants to MetroPCS that all Products shall *** conform to applicable Open Architecture Standards. This warranty shall remain in full force and effect until ***.

9.7 Third Party Warranties and Indemnities. Supplier shall use its best efforts to enter into agreements with suppliers of Third Party Products that include intellectual property infringement defense and indemnification provisions that are at least as protective of the MetroPCS Indemnified Parties as the terms of Section 13.2 and that include the MetroPCS Indemnified Parties within the scope of the persons and entities entitled to receive defense and indemnification and to be held harmless thereunder. Upon request, Supplier shall provide to MetroPCS a copy of the relevant portions of the agreement between Supplier and a supplier of Third Party Products if MetroPCS reasonably believes that it may be entitled to tender defense of a claim and/or seek indemnification in respect of a claim asserted by a Third Party. Supplier shall cooperate with MetroPCS and provide MetroPCS with any requested assistance to cause such Third Party to perform its obligations under such agreement. Supplier hereby assigns to MetroPCS all end-user warranties and indemnities relating to Third Party Products provided by Supplier to MetroPCS. If Supplier is not permitted to assign any of such end-user warranties and indemnities through to MetroPCS, Supplier shall enforce such warranties and indemnities on behalf of MetroPCS to the extent Supplier is permitted to do so under the terms of the applicable Third Party agreements. In addition to the above, at MetroPCS’ request, Supplier shall register MetroPCS with any and all Third Party Product vendors who have such registration programs such that MetroPCS is acknowledged as a support obligation and MetroPCS can receive and obtain product notices directly from the Third Party Product vendor. Supplier shall produce evidence of such registration within thirty (30) days from the date MetroPCS requests Supplier to obtain such registration.

9.8 Services Warranty. Supplier represents and warrants to MetroPCS that it shall perform the Services and provide the deliverables required by this Agreement and any Procurement Document in a good, workman-like and professional manner and in accordance with Supplier’s standards for such Services and industry practices and standards that generally are applicable to such Services in the country in which the Services are provided; provided, however, that where this Agreement or a Procurement Document specifies a particular standard or criteria for performance, this warranty is not intended to and does not diminish that standard or criteria for performance.

9.9 Intellectual Property Warranty. Except as otherwise disclosed in writing by Supplier to MetroPCS, Supplier represents and warrants to MetroPCS that: (a) *** there are no lawsuits pending that allege that the Products and/or Services covered by a

Procurement Document infringe upon the Intellectual Property Rights of any Third Party (“Third Party IP Right”); and (b) *** there is no demand or threatened suit or claim against Supplier by any Third Party alleging violation or infringement of a Third Party IP Right related to the Products. This warranty shall survive the expiration or termination of this Agreement.

9.10 Warranty of Authority. Each party represents and warrants to the other party that it has the right to enter into this Agreement. Supplier further represents and warrants that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements (whether written, oral or implied) that are inconsistent with this Agreement and the rights granted or transferred herein. This warranty shall survive the expiration or termination of this Agreement.

9.11 Warranty of Title. Supplier represents and warrants to MetroPCS that it has all sufficient rights to license the Software and/or sell the Products and Equipment, as applicable, and, if necessary, to sublicense all Embedded Third Party Software and other Supplier-provided Third Party Software sublicensed to MetroPCS, all for the perpetual term stated herein. Supplier further represents and warrants that: (a) it has good and marketable title to all Products; (b) is transferring good and marketable title to such Products; and (c) each Product shall be free and clear of all liens, claims, encumbrances or demands of Third Parties. This warranty shall survive the expiration or termination of this Agreement.

9.12 Pending Litigation Warranty. Each party represents and warrants to the other party that, as of the Effective Date, there is no action, suit, claim, investigation or proceeding pending, or to the best of such party’s knowledge, threatened against, by or affecting such party, the Products and/or the Services which, if adversely decided, might adversely affect such party’s ability to enter into this Agreement. Supplier represents and warrants to MetroPCS that, as of the Effective Date, there is no action, suit, claim, investigation or preceding pending, or, to the best of Supplier’s knowledge, threatened against, by or affecting Supplier, the Products and/or the Services which if adversely decided, might adversely affect (a) Supplier’s performance of its obligations herein; or (b) MetroPCS’ purchase and/or use of the Products and/or Services.

9.13 Additional Warranties. Supplier’s performance under this Agreement shall include, in addition to the warranties set forth in this Article, all representations and warranties set forth in any Procurement Document.

9.14 Material Misstatements or Omissions. No representation or warranty by Supplier that is contained in this Agreement or in any Schedule, Exhibit or other Attachment or in any Procurement Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein not materially misleading.

9.15 Warranty Disclaimer. THE WARRANTIES SET FORTH IN THIS AGREEMENT AND IN ANY PROCUREMENT DOCUMENT ARE THE ONLY WARRANTIES OF EITHER PARTY AND NO OTHER WARRANTY, EXPRESS OR IMPLIED, WILL APPLY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 10 — PRICING AND PAYMENT TERMS

10.1 Time and Method of Payment.

10.1.1 Invoicing. All fees payable to Supplier under this Agreement shall be detailed, categorized and clearly stated on an invoice in accordance with the terms and conditions set forth in this Section. Unless otherwise agreed by the parties, all Supplier invoices shall be expressed in, and all amounts payable under this Agreement shall be payable in, U.S. Dollars. Supplier shall invoice MetroPCS as set forth in this Section, and MetroPCS shall pay all net undisputed amounts due to Supplier under this Agreement within *** days following MetroPCS’ receipt of Supplier’s invoice, provided that: (a) for Products or Services furnished pursuant to a Procurement Document, different payment terms for such Products and/or Services may be set forth in the applicable Procurement Document; (b) undisputed overdue invoices shall bear interest at the rate of *** percent *** per month, or the maximum rate permitted by Law, whichever is less; provided, further, that in no event shall Supplier send an invoice to MetroPCS for Products, nor shall amounts invoiced be due for Products, prior to the later of: (x) ***; or (y) or (z) ***. Supplier shall submit all invoices to the following address:

MetroPCS Wireless, Inc.

2250 Lakeside Boulevard

Richardson, Texas 75082

or to such other address as may be specified by MetroPCS upon written notice to Supplier. Each invoice must reference: (c) the above invoice address; (d) the applicable Purchase Order number; and (e) if available, the project number identified in the applicable Purchase Order.

10.1.2 Net Zero Discount. Notwithstanding anything to contrary in Section 10.1.1 above, subject to MetroPCS having provided notice at least *** prior to the commencement of *** of its intent to exercise ***, Supplier shall extend to MetroPCS ***, to be used at the sole option of MetroPCS. Supplier agrees to work with MetroPCS to implement a process for Supplier to communicate shipping information on a timely basis to MetroPCS in order to facilitate MetroPCS’ ability to make payments on the date of its receipt of the invoice. ***.

10.1.3 Payments. MetroPCS shall submit all payments other than EFT payments to Supplier at the following address: P.O. Box 677504, Dallas, TX 75267-7504.

10.1.4 Electronic Funds Transfer. MetroPCS shall have the right, but not the obligation, to pay any amounts due Supplier hereunder using electronic funds transfer (“EFT”). EFT payments by MetroPCS shall be made to the following account of Supplier or such other account as is subsequently designated by Supplier in writing:

***

10.1.5 Invoicing for Products. The prices for Products and the related payment terms shall be set forth in the applicable Procurement Document; provided, however, that for any Product that is not subject to a Procurement Document, the price shall be the

Supplier Price List in effect on the date of the applicable Purchase Order ***. Unless otherwise specified in a Procurement Document, Supplier shall not invoice MetroPCS for Products any earlier than the date of shipment of such Products.

10.1.6 Invoicing for Software. All license fees for Software furnished by Supplier to MetroPCS under the terms of this Agreement and the payment terms for such license fees shall be set forth in the applicable Procurement Document. Unless otherwise specified in a Procurement Document, Supplier shall not invoice MetroPCS for Software any earlier than the date of delivery of such Software to MetroPCS.

10.1.7 Invoicing for Services. The prices for all Services rendered by Supplier to MetroPCS shall be set forth in the applicable Procurement Document, and except for Support and Maintenance Services, payable at the service rates (“Service Rates”) set forth in the applicable Procurement Document, ***.  If Service Rates are not specified in the applicable Procurement Document, then, unless the parties agree otherwise, the Service Rates set forth in Schedule 10 shall apply. The Service Rates set forth in Schedule 10 may be *** commencing on the date that is ***; however, Supplier must provide MetroPCS with written notice of ***. Any invoice relating to fees for any Services shall: (a) detail the description of the Services performed (e.g., each activity, task and/or Critical Milestone), the identity of the Personnel performing the Services, and the number of hours and corresponding fees attributable to each such persons’ performance of the Services; and (b) organize and reflect the Services by project or information technology business unit of MetroPCS (as such projects or business units are described by MetroPCS). Unless other payment terms are specified in the applicable Procurement Document, payments to Supplier for implementation Services shall be invoiced as provided below in this Section.

10.1.7.1 Fixed Fee Services. All Services identified in a Procurement Document as Services to be paid at a fixed rate (except for engineering, installation and related Services which are bundled with Product sales, the fees for which shall be billed in accordance with Section 10.1.1) shall be invoiced according to the following:

***	***
***	***
***	***

Unless otherwise agreed in a Procurement Document, the Critical Milestones for the fixed fee Services shall be identical to the Critical Milestones for the payment of Equipment or Software license fees, as applicable.

10.1.7.2 Time-and-Materials Services. All Services identified in a Procurement Document as Services to be paid on a time-and-materials basis shall be invoiced in accordance with the terms set forth in this Section. ***. Unless otherwise agreed in a Procurement Document, the Critical Milestones for the time-and-materials Services shall be identical to the Critical Milestones for the payment of associated Equipment or Software license fees, as applicable.

10.1.8 Credits Owed by Supplier to MetroPCS. A Procurement Document may set forth certain Service Level Credits that will be applicable with respect to Supplier’s actual performance as measured against the Performance Standards with respect to Products covered by such Procurement Document. Additionally, a Procurement Document and/or Purchase Order(s) may set forth certain Delay Credits that will be applicable with respect to Supplier’s actual performance as measured against Critical Milestones. Any Service Level Credits and/or Delay Credits that accrue in accordance with the terms of this Agreement and/or a Purchase Order shall offset the charges payable thereunder. The parties agree that the actual damages resulting from delays or failure in performance are difficult to calculate and the Service Level Credits and Delay Credits reflect the parties best estimate of the diminished value of the Products and Services as a result of an Supplier’s failure to provide the Products and Services in accordance with the Performance Standards and/or timely achieve a Critical Milestone, and accordingly do not constitute nor shall be construed or interpreted as penalties. All Service Level Credits, Delay Credits or other credits owed by Supplier to MetroPCS shall be credited to MetroPCS ***.

10.2 Disputed Amounts. If an invoiced amount is disputed in good faith by MetroPCS then, until resolution of the dispute occurs pursuant to Article 14, MetroPCS may suspend disputed payments and toll the running of time for default by paying the undisputed amount, if any, and sending a written statement of exceptions to Supplier. All of Supplier’s obligations shall continue unabated during the duration of the dispute resolution. MetroPCS shall have the right to set off any undisputed amounts owed to Supplier against ***.

10.3 Travel Policy, Out-of-Pocket Expenses and Other Charges. MetroPCS shall reimburse Supplier for all reasonable travel and out-of-pocket expenses incurred by Supplier, provided that such expenses conform to MetroPCS’ polices as communicated to Supplier in writing unless otherwise mutually agreed. MetroPCS shall have the right to modify any such policy upon reasonable notice to Supplier.

10.4 Taxes.

10.4.1 General. Supplier’s prices are exclusive of any national, federal, state, provincial, local or other sales, use, excise, value-added, customs and other taxes or like charges arising hereunder and MetroPCS shall reimburse Supplier, or pay all such taxes and charges directly, as appropriate. If Supplier has paid or will pay such taxes or charges on MetroPCS’ behalf, Supplier shall separately list on its invoices any such taxes or charges, except where MetroPCS furnishes evidence of a lawful exemption. If value-added tax on the supplies of Supplier is payable by MetroPCS under a reverse charge procedure (i.e., shifting of liability, accounting or payment requirement to recipient of supplies), MetroPCS shall ensure that Supplier will not effectively be held liable for this value-added tax by the relevant taxing authorities or other parties. Where applicable, Supplier shall ensure that its invoices to MetroPCS are issued in such a way that these invoices meet the requirements for deduction of input value-added tax by MetroPCS. MetroPCS shall in no event be liable for the payment of any taxes or like charges based upon the net income of Supplier.

10.4.2 Exemptions. Supplier shall not collect otherwise applicable taxes or like charges if a valid tax exemption certificate is furnished by MetroPCS to Supplier prior to issuance of the applicable Purchase Order. If Supplier collects taxes and MetroPCS either: (a) subsequently determines that the taxes were not due; or (b) had previously issued to Supplier a valid exemption certificate or (c) MetroPCS subsequently provides a valid exemption certificate, Supplier will make all reasonable efforts to assist MetroPCS in obtaining a refund of such taxes collected in error, including, but not limited to, issuing a credit memo and/or filing a refund claim on behalf of MetroPCS if requested to do so in writing by MetroPCS.

10.4.3 Special Provision Relating to State Sales and Use Taxes. If MetroPCS takes possession of Products in the United States from Supplier and such transfer is subject to sales or use tax of a particular state in the United States, MetroPCS will reimburse Supplier for any such taxes paid by Supplier over and above the purchase price for such goods; provided, however, that MetroPCS shall not reimburse Supplier for any such taxes charged against Supplier or MetroPCS on account of Supplier’s mis-delivery or other failure to comply with MetroPCS’ delivery instructions.

10.4.4 Protested Taxes. Supplier shall promptly notify MetroPCS in writing of: (a) any Tax Assessment by a state or local taxing authority; and (b) any decision with respect to a Tax Assessment which has been appealed or protested; provided, however, that Supplier shall in all instances give MetroPCS written notice of such event no later than *** prior to the date by which a response, protest, contest, or other appeal of such Tax Assessment must be filed. In the first instance, Supplier shall have the exclusive right to contest any Tax Assessment at its own expense. If all or any portion of a Tax Assessment must be paid in order to contest the imposition of any such Tax Assessment in connection with a contest that Supplier elects to pursue, or to avoid the existence of a lien on the assets of Supplier during the pendency of such contest, Supplier shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery. MetroPCS shall pay all valid final and non-appealable Tax Assessments (or reimburse Supplier in the event Supplier pays any or all valid final and non-appealable Tax Assessments) upon presentation by Supplier of proof of a valid final and non-appealable Tax Assessment. MetroPCS’ liability for valid final and non-appealable Tax Assessments will be limited to the actual tax that was originally due without respect to any sampling projection that may occur during a tax audit. A “valid final and non-appealable Tax Assessment” shall mean one that is issued by a state or local taxing authority in accordance with the applicable Law and which is not subject to any further administrative or judicial review and all times for appeal, reconsideration, or requests for reassessment have run without an appeal, reconsideration, or request for reassessment having been taken. If Supplier elects not to contest a Tax Assessment, Supplier must either: (c) waive its right to reimbursement from MetroPCS for that Tax Assessment in which event MetroPCS shall have no right to contest the Tax Assessment and MetroPCS shall have no liability for such Tax Assessment; or (d) promptly notify MetroPCS in writing that it is: (1) not responding, protesting, contesting, or appealing the Tax Assessment; and (2) seeking reimbursement for the Tax Assessment as if it were a valid final and non-appealable Tax Assessment which notice shall set forth the legal and/or factual basis for not contesting the Tax Assessment along with a copy of the Tax Assessment; provided, however, that Supplier shall in all instances give MetroPCS written notice of such decision to not protest, contest or appeal such Tax Assessment no later than *** prior to the date by which a response, contest, protest or other appeal of such

Tax Assessment must be filed; provided, further, that Supplier may not elect the option set forth in subparagraph (d) (e.g., to notify MetroPCS and not protest, contest, or appeal a Tax Assessment) unless Supplier has a good faith belief that there is no reasonable basis in Law or fact for a contest, protest, or appeal of such Tax Assessment; provided, finally, that in the event that Supplier elects the option set forth in subparagraph (d) and fails to notify MetroPCS in writing in time to allow MetroPCS to file a response, protest, or contest, Supplier shall be deemed to have waived its right to seek reimbursement from MetroPCS for that Tax Assessment. In the instance Supplier notifies MetroPCS that it is not contesting the Tax Assessment, MetroPCS may elect, at its sole discretion, to pursue the contest of the Tax Assessment in good faith, at its own expense, or to pay to Supplier the Tax Assessment. If MetroPCS elects to contest a Tax Assessment and, further, in the event that all or a portion of a Tax Assessment must be paid in order to contest the imposition of any such Tax Assessment or to avoid the existence of a lien on the assets of Supplier during the pendency of such contest, MetroPCS shall be responsible for such payment. If any such contest must be pursued in the name of Supplier, Supplier shall permit MetroPCS to pursue and control the contest in the name of Supplier, and Supplier shall have the opportunity to participate fully in the preparation of such contest at its own expense. In any contest of a Tax Assessment, the party bringing the protest shall promptly furnish the other party with written notice of the pending proceeding, copies of all filings in any proceeding, protest, contest, or legal challenge, all rulings issued in connection therewith, all correspondence between such party and the state or local taxing authority, the final resolution thereof, and any action therein that would affect Supplier’s obligation to collect and remit, and the party bringing the contest shall allow the other party to participate in such contest with its own counsel at its own expense.

10.5 Market Pricing Adjustment. Supplier shall extend to MetroPCS prices, terms and conditions for the purchase of Products and Services by MetroPCS ***. On ***, a Supplier officer shall certify to MetroPCS in writing that ***. In addition, the parties shall meet on or about *** to *** to determine if ***.  If ***, the parties shall meet to determine *** (“Market Price Adjustment”). For purposes of administering this Section, ***. Any information provided by one party to the other party pursuant to the terms of this Section shall not identify any Third Party and shall be subject to the provisions of Article 12.

10.6 Price Erosion. Notwithstanding anything contained herein to the contrary, commencing on ***, Supplier will ***. For the avoidance of doubt, the terms of this Section ***.

10.7 Marketing Development Fund Incentive. Supplier *** to a marketing development fund (“MDF”) during the Term ***. The MDF provides assistance for market development and promotional activities executed by MetroPCS to stimulate its own sales and marketing activities.

10.8 Contracting Expenses. Each party shall bear all costs and expenses paid or incurred by it in connection with the planning, preparation, negotiation and consummation of the Agreement, each Procurement Document and each Purchase Order.

ARTICLE 11 — TERM AND TERMINATION

11.1 Term of Agreement. This Agreement shall be effective on the Effective Date and, unless earlier terminated as provided herein, shall continue in effect until the earlier to occur of: (a) four (4) years following the Effective Date; or (b) the date on which MetroPCS has purchased or licensed *** (the “Initial Term”). The modification or termination of this Agreement shall not affect the rights or obligations of either Party under any Purchase Order accepted by Supplier before the effective date of the modification or termination. Upon the expiration of the Initial Term, this Agreement shall automatically renew for up to five (5) successive periods of one (1) year each (each such one (1) year period, a “Renewal Term”) at MetroPCS’ sole option unless MetroPCS provides written notice of non-renewal to Supplier at least *** prior to the end of the Initial Term or then-applicable Renewal Term, as the case may be. If MetroPCS fails to renew this Agreement and MetroPCS has not purchased *** at such time, MetroPCS shall pay Supplier the Termination Fee, if any, set forth in Section 11.9. The Initial Term and the Renewal Terms are collectively referred to herein as the “Term”.

11.2 Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”), the occurrence of which shall constitute a material breach of this Agreement:

(a) Supplier’s failure to achieve a Critical Milestone or deliver a key deliverable to MetroPCS within the time frame specified in the applicable Implementation Workplan, provided such failure was not caused by an Excuse, which failure shall constitute a Supplier Event of Default which shall not be subject to a cure period (unless a cure period for a particular Critical Milestone specifically is agreed to by the Parties in a Procurement Document, in which case such cure period will apply);

(b) Failure of any Product to achieve Acceptance, provided such failure was not caused by an Acceptance Excuse, which failure shall constitute a Supplier Event of Default which shall not be subject to a cure period;

(c) Supplier’s failure to meet the Service Restoration response time for a Critical Incident for a period exceeding ***, which failure shall constitute a Supplier Event of Default which shall not be subject to a cure period;

(d) Supplier’s material breach of any Support and Maintenance Services obligation as provided in Article 8 or in any Procurement Document, which material breach shall constitute a Supplier Event of Default unless such material breach is cured within ***days following Supplier’s receipt of written notice of such breach;

(e) Supplier’s material breach of any representation or warranty set forth in this Agreement or in any Procurement Document, which material breach shall constitute a Supplier Event of Default unless such material breach is cured within the applicable time frame specified in Article 9, if applicable, or if the breach does not arise under Article 9, then within *** days following Supplier’s receipt of written notice of such material breach;

(f) Supplier fails to maintain insurance coverage in accordance with the terms of Section 13.4, which failure shall constitute a Supplier Event of Default unless within *** days following Supplier’s receipt of written notice of such failure: (i) such failure is cured and (ii) Supplier provides MetroPCS with evidence of insurance coverage in accordance with the terms of Section 13.4 during such period insurance coverage was not maintained;

(g) MetroPCS fails to timely pay any undisputed amount owed to Supplier that ***, which failure shall constitute a MetroPCS Event of Default unless such failure is cured within *** days following MetroPCS’ receipt of written notice of such failure;

(h) A party fails to perform any other material obligation under this Agreement and/or a Procurement Document, which failure shall constitute an Event of Default respecting the applicable party unless such failure is cured within *** days following such party’s receipt of written notice of such failure. The parties acknowledge that a material breach may be comprised of a series of breaches that individually are not material but become material in the aggregate because of proximity in time, because they result from a common cause or because of other circumstances;

(i) The institution of bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against Supplier under any section or chapter of the Bankruptcy Code, as amended, or under any similar Laws, if such proceedings have not been dismissed or discharged within *** days after they are instituted; or the insolvency or making of an assignment for the benefit of creditors or the admittance by Supplier of any involuntary debts as they mature or the institution of any reorganization arrangement or other readjustment of debt plan of Supplier not involving the Bankruptcy Code; or any corporate action taken by the Board of Directors of Supplier in furtherance of any of the above actions, any of which events shall constitute a Supplier Event of Default; and

(j) Appointment of a receiver for all or substantially all of Supplier’s assets or any corporate action taken by the Board of Directors of Supplier in furtherance of the above action, any of which events shall constitute a Supplier Event of Default.

11.3 Rights and Remedies of Supplier Upon Default of MetroPCS. Upon the occurrence of an Event of Default by or with respect to MetroPCS, subject to the terms of Sections 11.10, 11.11 and 11.13, Supplier shall be entitled to:

(a) terminate, in whole or in part, any affected Purchase Orders and/or this Agreement; and/or

(b) subject to the terms of Section 11.5, recover damages from MetroPCS; and/or

(c) if applicable, seek to obtain the additional rights and remedies set forth in Section 14.5; and/or

(d) terminate the affected Software license if the Event of Default relates to MetroPCS’ uncured material breach of: (i) any of the provisions of Section 3.1; (ii) any Software license terms set forth in a Procurement Document; (iii) any Software license fee payment obligations; or (iv) any of the provisions of Section 12.2 as it relates to the Software.

11.4 Rights and Remedies of MetroPCS Upon Default of Supplier.

11.4.1 General. Upon the occurrence of an Event of Default by or with respect to Supplier, subject to the terms of Section 11.13, MetroPCS shall be entitled to any of the following remedies:

(a) terminate, in whole or in part, any affected Purchase Orders and/or this Agreement; and/or

(b) subject to the terms of Section 11.5, recover damages from Supplier; and/or

(c) discontinue Support and Maintenance Services under the affected Procurement Document(s) and receive a refund of any pre-paid but unearned Support and Maintenance Services fees, which refund shall be paid by Supplier to MetroPCS within *** following Supplier’s receipt of MetroPCS’ written notice of such discontinuation; and/or

(d) if applicable, obtain the additional remedies described in Section 11.10; and/or

(e) if applicable, seek to obtain the additional rights and remedies set forth in Section 14.5.

11.4.2 Right to Set Off. MetroPCS shall have the right to set off any undisputed amounts owed to Supplier against ***.

11.5 Limitation of Liability.

11.5.1 Cap on Damages. EXCEPT AS PROVIDED IN ***, EACH PARTY’S CUMULATIVE LIABILITY FOR ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES AND LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED (A) IN THE CASE OF METROPCS’ MAXIMUM LIABILITY EXPOSURE TO SUPPLIER (THE “METROPCS CAP”),***; AND (B) IN THE CASE OF SUPPLIER’S MAXIMUM LIABILITY EXPOSURE TO METROPCS (THE “SUPPLIER CAP”),***.

11.5.2 Exclusions from Limitations of Liability. Notwithstanding anything contained herein to the contrary, the limitations of liability and limitation of remedies contained in this Section shall not apply to: (a) ***; (b) personal injury, including death, and damage to tangible property caused by the negligent or intentional acts of a party or its Personnel; (c) damages arising out of any loss of data or other damage to data caused by a Disabling Code which was programmed by Supplier’s Personnel with an intent to cause a Product to become inoperable or compromised in functionality or performance; (d) ***; and (e) a material breach of Article 12.

11.5.3 Items not Considered Damages. Notwithstanding anything that may be contained herein to the contrary, the following shall not be considered liabilities, amounts or damages that count toward satisfaction of the MetroPCS Cap or the Supplier Cap, as the case may be:

(a)***;

(b) amounts paid by MetroPCS but subsequently recovered from Supplier due to incorrect charges for Services not having been provided;

(c) any attorneys’ fees and/or costs awarded to a Party (including under Section 11.12); and

(d) to the extent a party elects to cure any failure by it to comply with its obligations under the Agreement, all costs and expenses associated with such cure.

11.5.4 Disclaimer of Non-Direct Damages. EXCEPT (I) AS PROVIDED IN ***, (II) FOR A MATERIAL BREACH OF SECTIONS ***, (III) FOR ATTORNEYS’ FEES AND COSTS RECOVERABLE BY A PARTY, INCLUDING AS PROVIDED IN SECTION 11.12, AND (IV) AS MAY BE EXCLUDED UNDER SECTION 11.5.3, NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES FOR LOST PROFITS OR LOSS OF GOODWILL) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT (INCLUDING ANY PROCUREMENT DOCUMENT OR PURCHASE ORDER HEREUNDER), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT (E.G., CONTRACT, TORT, NEGLIGENCE, OR OTHERWISE).

11.6 Waiver of Liability Cap. If, at any time *** the total aggregate liability of Supplier for claims asserted by MetroPCS under or in connection with the Agreement exceeds *** of the Supplier Cap; ***, then MetroPCS shall have the right to terminate the Agreement by delivering a termination notice to Supplier ***. Notwithstanding any such termination, Supplier shall remain obligated to perform its obligations under Section 11.10 until such obligations have been fulfilled. For the avoidance of doubt, any termination pursuant to this Section shall not constitute a termination under any other provision of this Agreement.

11.7 Termination for Force Majeure. If: (a) a Force Majeure Event substantially prevents, hinders or delays Supplier’s performance of its obligations hereunder for a period of *** days or more; and (b) such delay has a material adverse effect on MetroPCS’ construction or operation of its network or the provision of services to its customers, subject to Supplier’s obligations under Sections 11.10, 11.11 and 14.4, MetroPCS may at any time terminate the Agreement by delivering to Supplier a termination notice specifying the Termination Date ***. For the avoidance of doubt, any termination pursuant to this Section shall not constitute a termination pursuant to any other provision of the Agreement.

11.8 Termination for Supplier Change in Control. MetroPCS may terminate this Agreement upon the occurrence of a Change in Control of Supplier; provided, however, that: (a) MetroPCS shall notify the Supplier successor in writing of its intent to terminate pursuant to this Section 11.8 and will allow the successor *** days following receipt of such notice to respond in writing to such concerns and take appropriate steps to address each of such concerns; and (b) MetroPCS will in good faith review and consider such written response from, and action steps taken by, the successor. If MetroPCS nonetheless wants to terminate this Agreement following a change in control of Supplier: (c) MetroPCS shall deliver a written termination notice to Supplier; and (e) such termination shall be subject to subject to Supplier’s obligations under the terms of Sections 11.10, 11.11, and 14.4. For the avoidance of doubt, any termination pursuant to this Section shall not constitute a termination pursuant to any other provision of the Agreement.

11.9 Termination Without Cause. Upon *** written notice to Supplier, MetroPCS shall have the right to terminate this Agreement, any Procurement Document and/or any Purchase Order. In such event:

(a) Supplier immediately shall discontinue providing any terminated Services and shall not ship Products covered by a terminated Purchase Order that have not yet been shipped; and

(b) MetroPCS shall be obligated to pay to Supplier:

(i) with respect to terminated Products that have been shipped to MetroPCS, MetroPCS may either: (A) return such Products to Supplier at MetroPCS’ sole cost and expense and pay Supplier *** calculated based on the actual purchase price to be paid by MetroPCS for the applicable Product, exclusive of all taxes, shipping and handling and other charges; or (B) pay for such Products;

(ii) with respect to terminated Products that have not been shipped to MetroPCS, ***;

(iii) with respect to terminated Services, *** Services provided by Supplier up through and including the date of Supplier’s receipt of MetroPCS’ written notice of termination;

(iv) with respect to Software, ***;

(v) the balance remaining due on any Supplier-provided Third Party Products; and

(vi) if and to the extent MetroPCS terminates this Agreement in its entirety or does not renew this Agreement and MetroPCS has not satisfied a then-applicable volume commitment under this Agreement, and provided: ***.

11.10 Transition Rights. Upon a termination of this Agreement for any reason, MetroPCS shall have the right, for up to *** (the “Transition Period”): (a) to the extent that such termination results in the termination of MetroPCS’ right to use Products acquired thereunder or Software licensed thereunder, to continue using the applicable Products and Software, or any portion thereof, for the purposes set forth herein; and (b) to receive Support and Maintenance Services and all other Services reasonably necessary and appropriate to allow MetroPCS to effectuate an orderly transition to other products, software and services. If this Agreement is terminated due to the occurrence of a Supplier Event of Default, the Services provided by Supplier during the Transition Period shall be provided ***, except that Support and Maintenance Services shall be provided at ***; otherwise, the Services provided by Supplier during the Transition Period shall be provided at ***.

11.11 No Interruption of Services or Disablement of Products. Notwithstanding anything that may be contained in this Agreement to the contrary, and regardless of whether or not the Parties have availed themselves of the dispute resolution procedures described in Article 14, in no event nor for any reason whatsoever shall Supplier deny, withdraw, interrupt or restrict provision or receipt of the Services during the Term and the Transition Period, disable, de-install, repossess any Product or portion thereof, or perform, or omit to perform, any other action that has the effect of preventing, impeding, negatively impacting or reducing in any way MetroPCS’ and/or its Affiliates’ and/or Designated Entities’ ability to conduct their business activities, unless: (a) authority to do so is conferred by a court of competent jurisdiction after due notice having been provided to MetroPCS; (b) the Term of this Agreement has ended and a transition satisfactory to MetroPCS has been completed; or (c) in the case of a termination following a Section 11.2(g) Event of Default, Supplier terminates the Agreement as permitted by Section 11.2 ***.

11.12 Attorneys’ Fees. The prevailing party in any dispute, claim or litigation relating to an alleged breach of this Agreement shall be entitled to reimbursement of all of its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such dispute, claim or litigation, including any appeal therefrom. For purposes of this Section, the determination of which party is to be considered the prevailing party shall be decided by the court of competent jurisdiction or independent party (i.e., mediator or arbitrator) that resolves such dispute, claim or litigation.

11.13 Non-Exclusive Remedies. Subject to the terms and restrictions set forth in Section 11.5.1 and 11.11, the remedies provided in Sections 11.3 and 11.4 of this Agreement or elsewhere in this Agreement are neither exclusive nor mutually exclusive, and the parties shall be entitled to any and all such remedies, and any and all other remedies that may be available to the parties at law or in equity, by statute or otherwise, individually or in any combination thereof.

11.14 Survival. Any terms of the Agreement, any Procurement Document and/or any Purchase Order that expressly or by their nature reasonably would be presumed to survive the expiration or termination of the Agreement, a Procurement Document and/or a Purchase Order (including, without limitation, any terms pertaining to Supplier’s grant to MetroPCS of any perpetual licenses hereunder) shall so survive including, without limitation, the terms set forth in the following Sections and Schedules of the Agreement: 1.5, 1.6, 3.1, 3.2, 3.4, 3.5.2, 3.5.4, ***, 4.4, ***, ***, ***, 9.5, ***, 9.7, 9.9, 9.10, 9.11, 10.1, 10.2, 10.4.4, ***, 11.5, 11.10, 11.11, 11.13, 11.14, 12, 13.1, 13.2, 13.3, 15.3, 15.4 and 15.11.

ARTICLE 12 — INTELLECTUAL PROPERTY RIGHTS,

CONFIDENTIALITY AND SECURITY

12.1 Intellectual Property Rights.

12.1.1 Pre-Existing Materials. Each party is and shall remain the sole and exclusive owner of its Pre-Existing Materials. “Pre-Existing Materials” means any and all technology or other materials, and Intellectual Property Rights therein and thereto, either: (a) developed, licensed or owned by a party before the Effective Date; or (b) acquired and/or developed by a party without charge to the other party and without using any of the other party’s Confidential Information.

12.1.2 Custom Programming. Except to the extent the parties expressly agree otherwise in a Procurement Document, and except as hereinafter provided in this Section, MetroPCS shall be the sole and exclusive owner of all Custom Programming, and all Intellectual Property Rights in and to such Customer Programming. No Supplier Personnel shall incorporate any materials owned by Supplier (including Supplier Pre-Existing Materials), its Affiliates or Third Parties into any Custom Programming without the prior written consent of MetroPCS and without first granting to or otherwise obtaining for MetroPCS a non-exclusive, perpetual, irrevocable (except as provided in Section 11.3(c)), ***, non-assessable, fully paid, ***, transferable, sublicensable (through multiple tiers) right and license under any and all Intellectual Property Rights of Supplier, its Affiliates or such Third Parties for MetroPCS, either directly or through its Personnel, to modify, copy, distribute, transmit, display, disclose, make, use, import, practice any process or method and fully exploit all such Supplier, its Affiliates or Third Party materials in such Custom Programming (it being the understanding of the parties that MetroPCS shall not own any materials owned by Supplier, its Affiliates or Third Parties that are incorporated into the Custom Programming, but MetroPCS shall have a license to use the same). Subject to the foregoing, ownership of the Custom Programming and any portion thereof shall inure to the benefit of MetroPCS from the date of the conception, creation or fixation of the applicable Custom Programming in a tangible medium of expression (whichever occurs first). Each copyrightable aspect of Custom Programming shall be considered a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended. If and to the extent any Custom Programming, or any part thereof or Intellectual Property Rights therein or thereto, is not considered to be a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended, Supplier hereby irrevocably and unconditionally expressly and automatically assigns to MetroPCS, without further act required on the part of either party, all exclusive right, title and interest in and to such Custom Programming, any and all portions thereof, and any and all Intellectual Property Rights therein and thereto, without further consideration, free from any claim, lien for balance due, or rights of retention thereto on the part of the Supplier. Supplier acknowledges that the parties do not intend Supplier to be a joint author (within the meaning of the Copyright Act of 1976, as amended) of any Custom Programming, and that Supplier shall in no event be deemed the joint author of any Custom Programming. MetroPCS agrees that it shall not transfer any Custom Programming to a Supplier Competitor. Additionally, Supplier may use a certain piece of Custom Programming after *** following *** of such Custom

Programming if ***; provided, however, that Supplier may not use any MetroPCS Confidential Information that may be embedded in such Custom Programming. In no event may Supplier request use of Custom Programming within the ***.

12.1.3 Disclosure, Delivery and Cooperation. Supplier promptly and fully shall disclose to MetroPCS in writing all Custom Programming and promptly shall deliver to MetroPCS all Custom Programming, which delivery, in the case of computer programs, shall include both source code and object code and all available user manuals and other documentation, including any documentation specifically requested by MetroPCS. If and to the extent requested by MetroPCS, Supplier and its Personnel shall execute and deliver to MetroPCS any and all patent, copyright or other applications, assignments, and other documents that MetroPCS requests for protecting Custom Programming, whether in the United States or any other country, territory or jurisdiction. Notwithstanding the forgoing, MetroPCS shall prepare all patent applications for protecting Custom Programming. MetroPCS shall have the full and sole power to prosecute such patent, copyright or other applications and to take all other actions concerning the Custom Programming. Without any further consideration, Supplier shall cooperate, and Supplier shall cause its Personnel to cooperate, in the preparation, filing and prosecution of all such applications and in any legal actions and proceedings concerning Custom Programming, and shall take (or cause to be taken) all reasonable actions requested by MetroPCS to achieve the objectives described in this Section. Except when there is a reasonable dispute between Supplier and MetroPCS regarding ownership of the applicable intellectual property, if MetroPCS is unable for any reason to secure signature(s) on any document that Supplier and/or its Personnel are required to execute under this Section, Supplier (on behalf of itself and its Personnel) hereby irrevocably designates and appoints MetroPCS and MetroPCS’ duly authorized officers and agents as the agents and attorneys-in-fact to act for and on behalf of and instead of Supplier and/or its Personnel to execute such document with the same legal force and effect as if executed by Supplier and/or its Personnel.

12.2 Confidential Information.

12.2.1 Duty of Care. The Recipient shall use the same degree of care and protection with respect to the Discloser’s Confidential Information that it exercises with respect to its own Confidential Information, but in all events at least a reasonable degree of care.

12.2.2 Disclosures of Confidential Information. Except as hereinafter permitted in this Section, without the prior written consent of the Discloser, which consent the Discloser may withhold in its sole discretion, the Recipient shall not directly or indirectly disclose, distribute, republish or transmit the Discloser’s Confidential Information to any Third Party. Notwithstanding the foregoing:

(a) the Recipient may disclose the Discloser’s Confidential Information as permitted under the terms of the Agreement;

(b) MetroPCS may disclose Supplier Confidential Information to those of its Authorized Users who or that have a reasonable need to know, provided that: (i) disclosures to Authorized Users who or that constitute a Third Party must be made pursuant to written confidentiality obligations that are no less stringent than those set forth in this Section 12.2 and that cover the portions of the Supplier Confidential Information that will be disclosed; and (ii) if the applicable Third Party is a Supplier Competitor, to the extent the following items are Supplier Confidential Information, such items may not be disclosed to a Supplier Competitor without Supplier’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned: (A) Supplier Software (except for APIs (subject to the terms of subsection (C), below)); (B) Supplier’s prices; and (C) Product capabilities that are above and beyond the scope of that which is required by the applicable Open Architecture Standards;

(c) Supplier may disclose MetroPCS Confidential Information to its Personnel who or that have a reasonable need to know and who or that are not a MetroPCS Competitor, provided that disclosures to Supplier Personnel who or that constitute a Third Party must be made pursuant to written confidentiality obligations that are no less stringent than those set forth in this Section 12.2 and that cover the portions of the MetroPCS Confidential Information that will be disclosed;

(d) the Recipient may disclose the Discloser’s Confidential Information to its attorneys, accountants, financial advisors, banks and other financing sources and other similar advisors who or that have a reasonable need to know such Confidential Information; and

(e) the Recipient may disclose the Discloser’s Confidential Information if the disclosure is required by Law (including to the Securities and Exchange Commission and/or in accordance with the rules and requirements of any stock exchange), or by subpoena, order of a court or regulatory or governmental agency or other similar legal process, provided that such disclosure is made in accordance with the terms of Section 12.2.5.

12.2.3 Uses of Confidential Information. Without the prior written consent of the Discloser, which consent the Discloser may withhold in its sole discretion, the Recipient shall not directly or indirectly use or allow its Personnel to use the Discloser’s Confidential Information except as reasonably necessary in connection with the Agreement including, without limitation, in connection with a party’s performance of its obligations under the Agreement and/or a party’s exercise of rights granted under the Agreement.

12.2.4 Return or Destruction of Confidential Information. Subject to the further terms of this Section, and except for the Software and Documentation (which MetroPCS shall have the right to retain unless MetroPCS’ license to the Software and Documentation is terminated as provided in Section 11.3(c)), upon the expiration or termination of the Agreement and the expiration of the Transition Period, and at any other time upon the Discloser’s written request, the Recipient promptly shall: (a) return to the Discloser, or delete or destroy, all Discloser Confidential Information (and all copies thereof) then in its possession or control, in whatever form, or, in the case of a written request by the Discloser, the Confidential Information specified in such request as then in the Recipient’s possession or control, in whatever form; and (b) unless the Discloser otherwise consents in writing, deliver to the Discloser, or delete or destroy, any copies, duplicates, summaries, abstracts or other representations of any such Confidential Information or any part thereof, in whatever form, then in the possession or control of the Recipient. Notwithstanding any of the foregoing: (c) the Recipient may retain copies of the Discloser Confidential Information to the extent required by Law and/or to the extent otherwise permitted under the Agreement; and (d) if any return, deletion or destruction of Confidential Information will have an adverse effect on Supplier’s ability to deliver Services or MetroPCS’ ability to use Products and/or receive Services, then the parties shall discuss reasonably available alternatives to such return, deletion or destruction.

12.2.5 Notification Obligation. If the Recipient becomes aware of any unauthorized use or disclosure of the Discloser’s Confidential Information, the Recipient promptly and fully shall notify the Discloser of all facts known to it concerning such unauthorized use or disclosure and shall use its commercially reasonable efforts to mitigate any potential harm or further unauthorized use or disclosure of such Confidential Information. In addition, if the Recipient or any of its Personnel are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Discloser’s Confidential Information, the Recipient, to the extent permitted by Law, shall not disclose the Confidential Information without providing the Discloser with reasonable prior written notice of any such request or requirement so that the Discloser may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Notwithstanding the foregoing, the Recipient shall use commercially reasonable efforts to preserve the confidentiality of the Discloser’s Confidential Information including, without limitation, by cooperating with the Discloser at the Discloser’s expense to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

12.2.6 Injunctive Relief. If the Recipient or anyone acting on its behalf or operating under its control, including its Personnel and representatives, publishes, transmits, releases, discloses or uses any Discloser Confidential Information in violation of the terms of this Section 12.2, or if the Discloser anticipates that the Recipient may violate or continue to violate any restriction set forth in this Section 12.2, then subject to the terms of Section 15.11, the Discloser may seek to have the provisions of this Section 12.2 specifically enforced by a court having equity jurisdiction, without being required to post bond or other security, it being acknowledged and agreed that any such violation may cause irreparable injury to the Discloser and that monetary damages may not provide an adequate remedy.

12.2.7 Survival. The terms of this Section 12.2 shall survive the expiration or termination of this Agreement for *** years.

ARTICLE 13 — INDEMNIFICATION AND INSURANCE

13.1 General. Each party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other party and such other party’s Affiliates (and, in the case of MetroPCS, the Designated Entities), and their respective members, directors, officers, managers, shareholders, employees, representatives, agents, dealers, attorneys, successors and assigns (collectively, the “Indemnified Parties”), from and against any and all notices, charges, claims, demands, liabilities, damages, proceedings, obligations, judgments, actions, causes of action, suits, complaints, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs and fees, including costs of appeal) (collectively, “Losses”) arising out of, in connection with, or relating to: (a) personal injury, including death, and/or tangible property damage caused by the willful, negligent or intentional acts or omissions (including, without limitation, active or passive negligence) of the Indemnifying Party or its Personnel; or (b) a Third Party Action that arises out of, in connection with, or relating to, a failure by the Indemnifying Party or its Personnel to comply with the terms of this Agreement; provided, however, that a party shall not be obligated to indemnify, defend, or hold harmless the other party for the other party’s own negligence or willful misconduct.

13.2 Proprietary Rights Infringement Indemnification.

13.2.1 General. In the event of any Third Party Action against any MetroPCS Indemnified Party alleging: ***; (each, an “Infringement Claim”), Supplier, at its expense, will indemnify, defend and hold harmless the MetroPCS Indemnified Parties from and against any and all Losses arising out of any such Infringement Claim, subject to the conditions and exceptions stated below. Without MetroPCS’ prior written consent, Supplier will not agree to any settlement or any compromise that does not provide a full and complete release of the MetroPCS Indemnified Parties from any and all liability with respect to such Infringement Claim. If the terms of such a proposed settlement would require a MetroPCS Indemnified Party to take any action (including, without limitation, to pay money damages that will not be paid in full by Supplier, or to refrain from taking any action), Supplier shall obtain MetroPCS’ prior written consent to those terms of the settlement.

Notwithstanding any contrary terms that may be contained in this Section 13.2.1, Supplier shall have no obligation to indemnify, defend or hold harmless any MetroPCS Indemnified Party from any Infringement Claim to the extent that such Infringement Claim *** is based on: ***.

13.2.2 Remedies. If use of any Products, Software or Service by MetroPCS and/or its Affiliates and/or its Designated Entities is enjoined or in Supplier’s opinion is likely to be enjoined or subject to an Infringement Claim, Supplier, at its expense and at Supplier’s option (following consultation with MetroPCS), will either: (i) replace such Product, Software or Service with a substitute product, software and/or service that have substantially the same Form, Fit, Function and performance capabilities but that are free of any infringement; (ii) modify such Product, Software or Service so that they will be free of the infringement while retaining substantially the same Form, Fit, Function and performance capabilities; or (iii) procure for MetroPCS a license or other right to use such Products, Software or Service. If, after exercising commercially reasonable efforts, none of the foregoing options can be implemented by Supplier within a reasonable period of time, Supplier shall, at its sole cost and expense, accept return of the Products and/or Software that are the subject of such injunction and: (A) exercise commercially reasonable efforts to procure for MetroPCS a transitional period of continued use of such Products, Software and/or Service as provided in Section 11.10 but, in any event makes available to MetroPCS the other transition services described therein; and (B) promptly refund to MetroPCS***.

13.3 Procedures for Indemnification.

13.3.1 General. Promptly after becoming aware of same, the Indemnified Party shall notify the Indemnifying Party of any Third Party Action covered under the terms of Sections 13.1, 13.2 or 15.3, as applicable, for which the Indemnified Party seeks indemnification. For a period that shall not exceed *** following any such notification, as provided herein, the Indemnified Party and Indemnifying Party shall investigate and discuss in good faith whether such claim is subject to indemnification under Sections 13.1, 13.2, or 15.3 as applicable. During such discussions, the Indemnified Party shall give the Indemnifying Party full access to all records, data and Personnel of the Indemnified Party as may be reasonably necessary to make such determination. If the parties are unable to agree on whether the Indemnifying Party is required to indemnify the Indemnified Party under the terms of Sections 13.1, 13.2 or 15.3, as applicable, the Indemnifying Party, at its option, shall either assume or decline defense of the Third Party Action, including negotiations for its settlement or compromise. Notwithstanding anything contained herein to the contrary, the terms of Section 11.5.1 shall not apply to the parties’ indemnification obligations under this Article.

13.3.2 Defense Assumed. If the Indemnifying Party assumes defense of a Third Party Action as described herein, the Indemnified Party shall reasonably cooperate at the Indemnifying Party’s expense with the Indemnifying Party in the defense of such Third Party Action and may be represented, at the Indemnified Party’s expense, by counsel of its choice, provided that, where the Indemnifying Party has assumed defense of a Third Party Action, the Indemnifying Party shall have sole control over such defense. The Indemnifying Party shall not be responsible for defending Third Party Actions other than those described in Sections 13.1, 13.2 or 15.3, as applicable, even if brought in the same suit. In addition to the foregoing, if a court of competent jurisdiction later determines that a Third Party Action for which the Indemnifying Party assumed defense was not eligible for indemnification under Sections 13.1, 13.2 or 15.3, as applicable, within *** following such determination, the Indemnified Party shall reimburse the Indemnifying Party in full for all Losses incurred in connection with such Third Party Action.

13.3.3 Defense Declined. If the Indemnifying Party declines to assume defense of any Third Party Action, and it is later determined by a court of competent jurisdiction that such Third Party Action was eligible for indemnification under Sections 13.1, 13.2 or 15.3, as applicable, within *** following such determination, the Indemnifying Party shall reimburse the Indemnified Party in full for all Losses incurred in connection with such Third Party Action.

13.3.4 Settlement of Claims. The Indemnifying Party shall not settle any Third Party Action without the prior written consent of the Indemnified Parties if such settlement: (a) materially diminishes any of the Indemnified Party’s rights under this Agreement or seeks to impose additional obligations on the Indemnified Party; or (b) arises out of or is a part of any criminal action, suit or proceeding or contains a stipulation or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the Indemnified Party.

13.3.5 Contributory Negligence; Right of Contribution. Nothing contained herein shall bar a claim for contributory negligence between the parties or a party’s right of contribution.

13.4 Insurance. Without in any way limiting the Supplier’s indemnification obligations under this Agreement including, without limitation, Sections 13.1, 13.2, and 15.3, Supplier shall maintain in effect at all times during the Term insurance with a carrier with an

A.M. Best rating of A-XII or better and shall otherwise be acceptable to MetroPCS. Such insurance shall include, without limitation, the minimum requirements and minimum limits set forth herein and in Schedule 13.4 against all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any Person or property arising out of or in connection with Supplier’s performance or non-performance under this Agreement, and Supplier shall designate MetroPCS, its Affiliates and Designated Entities as “additional insureds” on such insurance policies as specified in Schedule 13.4. Supplier shall, on or before the Effective Date and thereafter upon MetroPCS’ reasonable request, provide MetroPCS with validated copies of all applicable endorsements naming MetroPCS, its Affiliates and Designated Entities as “additional insureds”, as required, and evidencing such coverage in the minimum amounts, which shall also state that MetroPCS shall be provided a minimum of thirty (30) days prior written notice of: (i) any proposed cancellation, (ii) an expiration without renewal, or (iii) any proposed change in carriers or material terms of coverage. Supplier shall require, obtain or otherwise arrange for levels of insurance coverage for all subcontractors that, at a minimum, satisfies the Supplier’s minimum requirements under this Agreement including, without limitation, with respect to limits, terms and conditions of such coverage. Supplier shall use its best efforts to have MetroPCS added as an additional insured on its subcontractors’ insurance policies. Supplier shall maintain, in its files, evidence of all subcontractors’ insurance coverage and shall provide proof of such coverage to MetroPCS. If coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided as described above, upon written request, Supplier shall provide MetroPCS with a certified copy of the involved insurance policy or policies within *** of receipt of such request. The terms of this Section shall not be deemed to limit the liability of Supplier hereunder, or to limit any rights MetroPCS may have including, without limitation, rights of indemnity or contribution. The minimum limits of insurance required under this Agreement shall not be construed to affect or reduce in any manner the limit of insurance afforded MetroPCS under such policies. Language in any insurance policy purchased by Supplier limiting the limit of liability thereunder to any minimum limit required in this Agreement shall not apply.

ARTICLE 14 — DISPUTE RESOLUTION

14.1 Project Manager Level Performance Review. The applicable Supplier Project Manager and MetroPCS Project Manager shall meet as often as shall reasonably be required to review the performance of the parties under the applicable Procurement Document and to resolve any disputes. Written minutes of such meetings shall be kept by the parties. If these representatives are unable to resolve a dispute within *** after the initial request for a meeting, then the dispute shall be submitted to an executive-level performance review as described in Section 14.2.

14.2 Executive Level Performance Review. If the Project Manager level performance review does not result in successful resolution of the dispute, the appropriate executive officers of MetroPCS and Supplier shall meet in an effort to resolve the dispute. Written minutes of such meetings shall be kept by the parties. If these representatives are unable to resolve the dispute within five (5) days after the representatives have commenced negotiations, or ten (10) days have passed since the initial request for negotiations at this level, then the dispute may be submitted to non-binding mediation in accordance with Section 14.3.

14.3 Voluntary, Non-Binding Mediation. If executive-level performance review does not result in successful resolution of the dispute, the parties may, but shall not be obligated to, mutually agree in writing to submit the dispute to non-binding mediation. Mediation must occur within thirty (30) days after the parties agree to submit the dispute to mediation, and the duration of the mediation shall be limited to ***. The parties mutually shall select an independent mediator experienced in commercial contract telecommunications disputes, and each shall designate a representative(s) to meet with the mediator in good faith in an effort to resolve the dispute. The specific format for the mediation shall be left to the discretion of the mediator and the designated party representatives and may include the preparation of agreed-upon statements of fact or written statements of position furnished to the other party.

14.4 Continued Performance. Unless continued performance is clearly impractical due to the issue in dispute, both parties shall continue performing their obligations under this Agreement and the applicable Procurement Document(s) while the dispute is being resolved under this Article unless and until the dispute is resolved or until this Agreement is terminated as provided herein.

14.5 Equitable Relief. Notwithstanding anything contained in this Agreement to the contrary, the parties shall be entitled to seek injunctive or other equitable relief whenever the facts or circumstances would permit a party to seek such equitable relief in a court of competent jurisdiction.

ARTICLE 15 — MISCELLANEOUS

15.1 Notices. Any written notice required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed delivered: (a) upon delivery if delivered in person; (b) five (5) days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid; (c) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received by the sender; and (d) one (1) business day after deposit with a national overnight courier, provided that confirmation of such overnight delivery is received by the sender, in each case addressed to the following addresses:

If to MetroPCS:	If to Supplier:

MetroPCS Wireless, Inc. 2250 Lakeside Boulevard Richardson, Texas 75082 Attention: Chief Technology Officer Telecopier: (214) 570-5854	Ericsson Inc. 6300 Legacy Drive Plano, Texas 75024 Attention: Vice President- MetroPCS KAM Telecopier: (972) 583-3395

With a copy to:	With a copy to:

MetroPCS Wireless, Inc. 2250 Lakeside Boulevard Richardson, Texas 75082 Attention: Legal Department Telecopier: (866) 685-9618	Ericsson Inc. 6300 Legacy Drive Plano, Texas 75024 Attention: General Counsel Telecopier: (972) 583-1839

or to such other address as may be specified by either party upon written notice given to the other.

15.2 Bankruptcy. If Supplier voluntarily or involuntarily becomes subject to the protection of the Bankruptcy Code and Supplier or the trustee in bankruptcy rejects this Agreement under Section 365 of the Bankruptcy Code, MetroPCS shall have the right to: (a) treat this Agreement as terminated; or (b) retain MetroPCS’ rights under this Agreement, specifically including, without limitation, the right to exercise its rights granted herein to the Software (and to all work-in-progress relating thereto). Failure by MetroPCS to assert its right to retain its benefits to the intellectual property embodied in the Software pursuant to Section 365(n)(1)(B) of the Bankruptcy Code with respect to an executory contract rejected by Supplier or the trustee in bankruptcy shall not be construed by the courts as a termination of such contract by MetroPCS under Section 365(n)(1)(A) of the Bankruptcy Code.

15.3 Approval of Subcontractors. Except for those subcontractors listed on Schedule 15.3, Supplier shall obtain MetroPCS’ prior written consent, which consent shall not be unreasonably withheld, before entering into an agreement with any subcontractor to supply Services, directly or indirectly, to MetroPCS. At MetroPCS’ request, Supplier shall provide information regarding the subcontractors’ qualifications and a listing of the subcontractors’ key personnel. Supplier shall indemnify, defend, and hold harmless MetroPCS for the actions or omissions of its subcontractors under the terms and conditions specified in Section 13.1. All subcontractors and their representatives and Personnel must sign a confidentiality and non-disclosure agreement containing terms substantially similar to those set forth in this Agreement protecting MetroPCS’ Confidential Information.

15.4 Audits.

15.4.1 Supplier shall retain all records and information required to verify amounts invoiced under the Agreement for the applicable calendar year for a period of ***years from the end of each calendar year occurring during the Term, or such longer period as may be required by Law.

15.4.2 Supplier shall provide to the MetroPCS and/or its independent auditors access to the pertinent portions of its records and books of accounts to enable MetroPCS (either itself or through such independent auditors) to conduct appropriate validations (“Audits”) of Supplier’s invoices to MetroPCS. Such records and reports shall be made available by Supplier during normal business hours at a principal United States-based business office of Supplier, and MetroPCS or its independent auditors, upon prior written notice, may examine and make extracts of information and copy parts thereof to the extent necessary to validate the accuracy of Supplier’s invoices.

15.4.3 Audits shall:

(a) occur no more than ***;

(b) be conducted during mutually agreed business hours;

(c) be conducted upon reasonable prior written notice; and

(d) be designed so as not to unreasonably interfere with Supplier’s provision of Services.

15.4.4 If an Audit demonstrates that Supplier’s invoices for the Services for the audited period were not correct, Supplier shall promptly credit MetroPCS for the amount of any paid overcharges, or MetroPCS shall promptly pay Supplier for the amount of any undercharges, as the case may be. In the event that any Audit reveals an overcharge greater than *** for the audited period, Supplier shall pay ***.

15.5 Force Majeure. Each party shall be excused from performing any of its obligations hereunder, in whole or in part, as a result of delays caused by the other party or a Third Party or by an act of God, war, riot, civil commotion, explosion, fire, government action, court order, epidemic, or any other similar cause that is not foreseen, or foreseeable and beyond the reasonable control of such party, but only to the extent a party’s performance is actually delayed or prevented and only during such time that it is so delayed or prevented (each, a “Force Majeure Event”), except to the extent that the non-performing party is solely at fault in failing to prevent or mitigate, or causing such default or delay, and provided that such default or delay cannot, through the non-performing party’s exercise of commercially reasonable efforts, be circumvented by the non-performing party through the use of alternate sources, workaround plans or other means.

15.6 Binding Nature and Assignment. Subject to all other provisions herein contained, this Agreement shall be binding on the parties and their successors and permitted assigns. Except as provided in this Section, neither party shall assign or otherwise transfer this Agreement, or any part hereof, nor delegate any of its duties hereunder, to any Third Party without the prior written consent of the other party (including, in the case of MetroPCS, by a Vice-President or higher-level officer of MetroPCS), which consent may be withheld in such party’s sole and absolute discretion. Notwithstanding the foregoing, MetroPCS shall have the right to assign this Agreement to any acquirer of, or successor in interest to, MetroPCS, whether by merger, consolidation, purchase, operation of Law or otherwise (excluding a MetroPCS acquirer or successor in interest that is a Supplier Competitor) or to any Affiliate or Designated Entity at any time upon written notice to Supplier. Any assignments not permitted hereunder shall be void ab initio. In addition to the foregoing, MetroPCS shall have the right to pledge as collateral to its lenders all of MetroPCS’ rights under this Agreement and its interests in any Products acquired or licensed hereunder. Any rights granted to MetroPCS under this Agreement to use the Products and Documentation shall inure to the benefit of any acquirer of, or successor in interest to, MetroPCS, whether by merger, consolidation, purchase, operation of Law or otherwise (excluding a MetroPCS acquirer or successor in interest that is a Supplier Competitor).

15.7 Media Releases and Public Disclosures of Agreement. Without the prior written consent of the other party (which for MetroPCS shall be a Vice-President or higher-level officer of MetroPCS), except as may be required under applicable Law, SEC requirements, or listing requirements, neither party shall issue or release any statement, article, advertisement, public or private announcement (including, without limitation, any announcement made via e-mail or any posting on the Internet or World Wide Web), media release or other similar publicity relating in any manner to: (a) any aspect of this Agreement; (b) any aspect of any Product or Services; or (c) the fact that the parties have engaged in any discussions or negotiations regarding any of the foregoing. Neither party shall use the name or any trademark or logo of the other party without the prior written consent of the other party relating to the Products and Services provided hereunder. Notwithstanding the foregoing, the parties will create a press release as mutually agreed by the parties to announce the formation of the MetroPCS and Supplier relationship.

15.8 Counterparts; Electronic Signatures. This Agreement and each Procurement Document may be executed in one (1) or more duplicate originals, both of which together shall be deemed one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

15.9 Severability. If any provision of this Agreement or any Procurement Document is found by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable any other part of this Agreement or any Procurement Document, but the Agreement and/or Procurement Document shall be construed as not containing the particular provision or provisions held to be invalid or unenforceable.

15.10 Waiver. No delay or omission by either party to exercise any right occurring upon any noncompliance or default by the other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition or agreement herein contained.

15.11 Governing Law/Exclusive Jurisdiction. The Laws of the State of Texas will govern the construction and enforcement of all of the rights, duties, and obligations arising under, or relating in any manner to, the subject matter of this Agreement, notwithstanding any conflicts of Law principles that would apply the Laws of another jurisdiction. EXCEPT AS PROVIDED BELOW IN THIS SECTION, ANY ACTION, SUIT OR PROCEEDING BROUGHT BY A PARTY THAT IN ANY WAY ARISES OUT OF OR RELATES TO THIS AGREEMENT SHALL BE BROUGHT SOLELY AND EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN DALLAS, TEXAS, AND EACH PARTY IRREVOCABLY ACCEPTS AND SUBMITS TO THE SOLE AND EXCLUSIVE PERSONAL JURISDICTION OF SUCH COURTS IN PERSONUM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT BY OR AGAINST IT BY THE OTHER PARTY. EXCEPT AS PROVIDED BELOW IN THIS SECTION, NEITHER PARTY SHALL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THE

AGREEMENT IN ANY OTHER COURT OR IN ANY OTHER JURISDICTION AND SHALL NOT ASSERT ANY CLAIM, WHETHER AS AN ORIGINAL ACTION OR AS A COUNTERCLAIM OR OTHERWISE, AGAINST THE OTHER IN ANY OTHER COURT OR JURISDICTION. Each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection that it may now or hereafter have to the venue of any of the aforesaid actions, suits or proceedings in the courts referred to above, and further waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the Agreement or the subject matter hereof or thereof may not be enforced in or by such court. As the only exceptions to any of the above: (a) if a party is entitled to seek injunctive or other equitable relief which is not available in the venue specified in this Section, this Section shall not be deemed to be a bar to the party seeking such relief if such relief is wholly non-monetary injunctive or other equitable relief; and (b) if neither the federal courts nor the state courts sitting in Dallas, Texas will accept jurisdiction over the action, suit or proceeding, then the action, suit or proceeding may be brought in any court of competent jurisdiction located in the United States.

15.12 Compliance With Regulations.

15.12.1 Radio Frequency Energy Standards. Products furnished under this Agreement or any Procurement Document for installation within the United States shall, at all times, comply to the extent applicable with the requirements of Part 15, Part 22, Part 24, Part 27, Subpart J, and all other applicable Rules and Regulations of the FCC including, without limitation, those sections relating to the labeling of product(s) and the suppression of radio frequencies and electromagnetic radiation to specified levels. Product(s) furnished under this Agreement and/or any Procurement Document for installation outside the United States shall comply with all local governmental regulations, as applicable.

15.12.2 Registration. Products furnished under this Agreement and/or any Procurement Document for installation within the United States shall, at all times, comply to the extent applicable with the requirements of Part 68 of the FCC’s Rules and Regulations including, without limitation, all labeling and customer instruction requirements. Products furnished under this Agreement and/or any Procurement Document for installation outside the United States shall comply with all local governmental regulations, as applicable.

15.12.3 Underwriters Approval. The Products furnished under this Agreement shall be certified or approved by Underwriters Laboratory (or any successor entity).

15.12.4 Other. Each party shall comply with all applicable Laws, ordinances, regulations and codes including, without limitation, procurement of all required permits or certifications, in connection with its performance under this Agreement and/or any Procurement Document.

15.13 No Construction Against Drafter. The parties agree that any principle of construction or rule of law that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement.

15.14 Relationship of Parties. The parties acknowledge that they are independent contractors, and nothing set forth in this Agreement shall be deemed or construed to render the parties as joint venturers, partners or employer and employee. Under no circumstances shall MetroPCS be considered the employer of any Supplier Personnel, nor shall Supplier have any right with respect to any employee of MetroPCS.

15.15 Time is of the Essence. The Products and Services are critical to MetroPCS’ business and time is of the essence with regard to each of Supplier’s obligation hereunder.

15.16 Entire Agreement; Modifications. This Agreement, together with all of the Schedules, Exhibits (including Procurement Documents), Attachments and Addenda, sets forth the entire, final and *** between the parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties. This Agreement may be modified only pursuant to a writing executed by authorized representatives of MetroPCS and Supplier. Supplier expressly agrees that all amendments to this Agreement executed by MetroPCS after the Effective Date must be signed by a Vice President or higher-level officer of MetroPCS in order to be effective and enforceable against MetroPCS. Supplier may rely on the representations made by MetroPCS’ employees that such individuals have the MetroPCS titles and/or hold the MetroPCS offices that are represented by such individuals. The parties expressly disclaim the right to claim the enforceability or effectiveness of: (a) any amendments to this Agreement that are not executed by a MetroPCS employee purporting to be a Vice President or higher-level officer of MetroPCS; (b) any oral modifications to this Agreement; and (c) any other amendments that are based on course of dealing, waiver, reliance, estoppel or other similar legal theory. The parties expressly disclaim the right to enforce any rule of Law that is contrary to the terms of this Section.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to have executed this Master Procurement Agreement effective as of the Effective Date.

METROPCS WIRELESS, INC.	ERICSSON INC.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

SCHEDULE 1.5

DEFINED TERMS

Whenever used in this Agreement, including in any Schedule, Exhibit (including, without limitation, in any Procurement Document), Attachment or Addendum to this Agreement, the following terms shall have the meaning ascribed to them below. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings ascribed to them therein. The terms defined in this Schedule include the plural as well as the singular and are gender neutral.

“3GPP Standardized Interface Specifications” means those Interfaces which are specified and published by 3rd Generation Partnership Project 2 (“3GPP”) to provide interoperability between or among products, systems, system components, and/or devices. These Interfaces allow MetroPCS and Third Parties to construct products, software and equipment to interconnect, Interface and/or interoperate.

“3GPP Standardized Product Interfaces” means Interfaces certified by Supplier to be in compliance with the 3GPP Standardized Interface Specifications.

“Acceptance” is defined in Section 7.2 of the Agreement.

“Acceptance Certificate” is defined in Section 7.2 of the Agreement.

“Acceptance Excuse” is defined in Section 7.3 of the Agreement.

“Additional Programs” means all sub-programs, routines, program files, data files, file and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts relating to, interacting with, or a part of the Supplier-owned or developed Software.

“Affiliate(s)” means any person, firm, corporation (including, without limitation, service corporation and professional corporation), partnership (including, without limitation, general partnership, limited partnership and limited liability partnership), limited liability company, joint venture, business trust, association or other entity that now or in the future, directly or indirectly: (a) controls, is controlled by or is under common control with a party; or (b) is managed, operated or directed by a party. For purposes of the foregoing, “control” shall mean, with respect to: (c) a corporation, the ownership, directly or indirectly, of fifty percent (50%) or more of the voting power to elect the directors thereof or, for purposes of foreign corporations, if less than fifty percent (50%), the amount allowed by applicable Law, provided that such ownership provides the applicable party with the authority to direct the management of such entity; and (d) any other entity, the power to direct the management of such entity.

“Agreement” means this Master Procurement Agreement by and between MetroPCS and Supplier, inclusive of all Schedules, Exhibits (including, without limitation, Procurement Documents), Attachments, Addenda and other documents incorporated herein by reference.

SCHEDULE 1.5

“Audit” is defined in Section 15.4.2.

“Authorized User” means: (a) MetroPCS and its employees, contractors, consultants, representatives and authorized agents; (b) MetroPCS’ Affiliates and Designated Entities and their employees, contractors, consultants, representatives and authorized agents; (c) ***; (d) ***; (e) Third Party contractors and consultants, including any systems integrator and its employees and agents, and other independent contractors performing services for MetroPCS; (f) competitive carriers or other communications companies as necessary to support MetroPCS’ use of the Products: (g) other communications companies to the extent necessary for MetroPCS to comply with any applicable Laws requiring MetroPCS to provide access to MetroPCS’ operations; (h) any governmental or regulatory bodies lawfully requesting or requiring access to any of MetroPCS’ equipment and/or software; and (i) ***. All Third Party Authorized Users (excluding those covered under subsection (h) above) will be subject to confidentiality obligations substantially similar to those set forth in this Agreement protecting Supplier’s Confidential Information.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Change in Control” means: (a) any transaction or combination of transactions as a result of which either a Person or a group of persons that customarily has acted in concert and that presently is in control of a party ceases to be in control of such party; (b) the sale, transfer, exchange or other disposition (including disposition in full or partial dissolution) of more than ***. Notwithstanding the foregoing a Change of Control shall not have occurred to the extent control of Supplier remains with: ***.

“Change Order” is defined in Section 6.4 of the Agreement.

“Change Request” is defined in Section 6.4 of the Agreement.

“Change Response” is defined in Section 6.4 of the Agreement.

SCHEDULE 1.5

“Compatible Products” is defined in Section 3.6 of the Agreement.

“Comparable Products” means ***.

“Comparable Volumes” means volumes of Comparable Products ***.

“Confidential Information” means, for each party, material, data and/or information owned by that party or that relates to that party’s business and/or its operations, excluding material, data and/or information that: (a) was at the time of disclosure to the Recipient in the public domain; (b) after disclosure to the Recipient was published or otherwise made a part of the public domain through no fault of Recipient Personnel; (c) was in the possession of the Recipient at the time of disclosure to it, if Recipient was not then under an obligation of confidentiality with respect thereto; (d) after disclosure to the Recipient, was received from a Third Party (excluding, when MetroPCS is the Discloser, Authorized Users who or that constitute a Third Party) who had a lawful right to disclose such information to the Recipient without an obligation of confidentiality; or (e) was independently developed by Recipient Personnel without reference to Discloser Confidential Information.

“Continuing Directors” means any member of the board of directors of the Ultimate Parent of a party who: (a) was a member of such board of directors on the Effective Date; or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“CPI” means the annual increase in percentage points (or fraction thereof) of the official Consumer Price Index, All Urban Consumers, U.S. City Average, All Items, published by the Bureau of Labor Statistics, United States Department of Labor.

“Critical Incident” is defined in the applicable Procurement Document.

“Critical Milestones” is defined in Section 6.1 of the Agreement.

“Custom Programming” means any software programming developed, authored, written and/or created by Supplier Personnel for or on behalf of MetroPCS (including as described in Section 3.3 of the Agreement).

“Defect” means any failure of a Product to conform to, or operate in accordance with, the applicable Documentation, Supplier Specifications, Performance Standards, Open Network Architecture requirements or Regulatory Requirements.

“Delay Credit” is defined in Section 6.2 of the Agreement.

SCHEDULE 1.5

***.

“Designated Entity” means any Person to which MetroPCS or one of its Affiliates leases or provides Products or with respect to which MetroPCS or one of its Affiliates has an equity or membership interest of *** percent *** or more.

“Disabling Code” is defined in Section 9.4 of the Agreement.

“Discloser” means the party that has disclosed Confidential Information.

“Documentation” means, collectively: (a) all of the written, printed, electronic or other format materials published or otherwise made available by Supplier that relate to the functional, operational and/or performance capabilities of the Product made generally available to customers; (b) all user, operator, system administration, technical, support and other manuals and all other written, printed, electronic or other format materials published or otherwise made available by Supplier to customers that describe the functional, operational and/or performance capabilities of the Product; and (c) API Documentation.

“Effective Date” is defined in the introductory paragraph of this Agreement.

“EFT” is defined in Section 10.1.4 of the Agreement.

“Embedded Third Party Software” means software proprietary to a Third Party provided by Supplier to MetroPCS under the Agreement that constitutes an integral part of the Software licensed to MetroPCS by Supplier under this Agreement.

“Encryption Keys” means a list of any encryption keys or passwords required to access or use any of the ***.

“Enhancements” means any new Software releases, versions, improvements, modifications, upgrades, updates, fixes and additions to the Software that the applicable vendor markets or makes available to its customers who are eligible to receive maintenance support services from time-to-time to correct deficiencies and/or to improve or extend the capabilities of the Software. Enhancements shall include Regulatory Requirements modifications and any re-platformed software, whether on different operating systems or equipment. Separately priced Enhancements must be identified as such in the applicable Procurement Document.

“EPC” means an Evolved Packet Core consisting of a S-GW (Serving Gateway), a P-GW (PDN Gateway), a MME and a PCRF.

“Equipment” means all equipment and any components thereof, including without limitation, firmware and any Enhancements thereto that are supplied by Supplier to MetroPCS.

“Events of Default” is defined in Section 11.2 of the Agreement.

“Excuse” is defined in Section 6.2 of the Agreement.

SCHEDULE 1.5

“FCC” means the Federal Communications Commission or any successor agency performing the same or similar functions.

“Fit” means the suitability or readiness of a Product, Software and/or other item for a particular application, including environmental extremes, marginal parameters, physical and signal compatibility with interfacing systems and surroundings, level of performance, safety margins, reliability, maintainability and installability.

“Force Majeure Event” is defined in Section 15.5 of the Agreement.

“Form” means the weight, density, chemical or product composition, size, shape, structure, appearance, protocol, pattern, composition, configuration and marking/identification of a Product, Software and/or other item.

“Function” means the set of features that the Product, Software and/or other item has been designed to include, as described in the applicable Documentation and/or Supplier Specifications.

“Hazardous Materials” means: (a) material designated as a “hazardous chemical substance or mixture” pursuant to Section 6 of the Toxic Substance Control Act; (b) a “hazardous material” as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.); (c) “hazardous chemical” as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200); (d) “hazardous substance” as defined in the Comprehensive Governmental Response, Compensation and Liability Act, 42 U.S.C. 9601(14); or (e) any other pollutant or contaminant identified as a Hazardous Material in the applicable Procurement Document.

“Implementation Workplan” is defined in Section 6.1 of the Agreement.

“Incident” means any Critical Incident or Major Incident or Minor Incident.

“Initial Term” is defined in Section 11.1 of the Agreement.

“Indemnified Parties” is defined in Section 13.1 of the Agreement.

“Indemnifying Party” is defined in Section 13.1 of the Agreement.

“Infringement Claim” is defined in Section 13.2 of the Agreement.

“Intellectual Property Rights” means patents, trademarks, trade names, copyrights, trade secrets and/or any other intellectual property rights.

“Interface” means the intersection between or among systems, system components and/or devices.

“Interface Specifications” means a written description of the functional and technical capabilities of any Interface, and any information relating to data base structures, data models, data schema, table structures, object libraries, methods and procedures to call any of the foregoing, and other similar information.

SCHEDULE 1.5

“Know-How” means all concepts, techniques, information, reports, programs, program materials, Documentation, diagrams, outlines, flow charts, user interfaces, technology, formulas, processes, algorithms and the like that are used in implementing, supporting and/or developing the Products.

“Law(s)” mean all laws, statutes, regulations, rules, ordinances, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any applicable governmental authority, department or agency, including, without limitation, laws relating to data privacy or data protection.

“Load Instructions” means all initial program load and start-up instructions, directions, information and materials that will enable a reasonably skilled programmer to compile, load, and execute *** without the assistance of Supplier or any other person or reference to any other materials.

“LIBOR” means the one-month London Interbank Offered Rate for deposits in Dollars on the date of the invoice as published the previous business day in the Wall Street Journal; provided that in the event that such rate does not appear in the Wall Street Journal, “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by Supplier or, in the absence of such availability, upon mutual agreement of the parties.

“Losses” is defined in Section 13.1 of the Agreement.

“LTE Product Provider” means an entity ***.

“Major Incident” is defined in the applicable Procurement Document.

“Market Price Adjustment” is defined in Section 10.5 of the Agreement.

“Material Defect” means any Defect that creates a Critical Incident or a Major Incident.

“MDF” is defined in Section 10.8.1 of the Agreement.

“MetroPCS” is defined in the opening paragraph of the Agreement.

“MetroPCS Cap” is defined in Section 11.5.1 of the Agreement.

SCHEDULE 1.5

“MetroPCS Competitor” means any Third Party that: ***.

“MetroPCS Project Manager” is defined in Section 5.5 of the Agreement.

“MetroPCS Indemnified Parties” means collectively and individually MetroPCS and its Affiliates, Authorized Users, Designated Entities, and their respective customers, directors, officers, employees, representatives, agents, successors and permitted assigns.

“MetroPCS-Supplied Product” is defined in Section 3.6 of the Agreement.

“Minor Incident” is defined in the applicable Procurement Document.

“MME” means a Mobility Management Entity.

“Net Zero Discount” means the discount, for payments made *** calculated with the following formula:

***.

“Object Code” means all object code for Custom Programming and ***.

“Open Architecture Standards” means the published standards to which Supplier must adhere in order to achieve an Open Network Architecture, which standards include but are not limited to then-current open systems interconnections standards and protocols established by the Open Systems Foundation, the Institute of Electrical and Electronics Engineers, Inc., the International Standards Organization, the American National Standards Institute, the European Telephone Standards Institute and the International Telecommunications Union, the 3rd Generation Partnership Project, the 3rd Generation Partnership Project 2, TIA/EIA Interim Standards and Requests For Comment (known as “RFCs”), and any additional open architecture standards that may be identified in a Procurement Document.

“Open Network Architecture” means that the overall design of a product permits other Third Party products, software, and equipment to interconnect, interface and/or interoperate with such product without affecting the Fit, Function, performance or capacity of such product, and the specifications, network architecture and Interfaces for such product have been publicly disseminated so that Third Parties can easily design and construct products, software, and equipment to interconnect, interface and/or interoperate with such product without affecting the Fit, Function, performance or capacity of such product.

SCHEDULE 1.5

“OSS” means operational support system.

“PCRF” means policy control resource function.

“Performance Standards” means, collectively: (a) the warranties and performance standards set forth in Article 9 and all associated Exhibits, Schedules, Attachments and Addenda referenced therein; and (b) any performance standards and criteria set forth in a Procurement Document.

“Person” shall mean any individual, corporation, company, partnership, joint venture, association, trust, unincorporated organization or governmental authority.

“Personnel” means: (a) the employees of a party or its Affiliates and, in the case of MetroPCS, Designated Entities; and (b) subject to the terms of Section 15.3, the subcontractors and agents of a party or its Affiliates and, in the case of MetroPCS, Designated Entities. “MetroPCS Personnel” refers to the Personnel of MetroPCS, and “Supplier Personnel” refers to the Personnel of Supplier.

“Pre-Existing MetroPCS Affiliate Agreement” is defined in Section 1.2.1 of the Agreement.

“Pre-Existing Supplier Affiliate Agreement” is defined in Section 1.2.2 of the Agreement.

“Pre-Existing Materials” is defined in Section 12.1 of the Agreement.

“Pre-Payment” and “Pre-Payments” are defined in the applicable Procurement Document.

“Procurement Document” means a Product Addendum or Statement of Work.

“Product” or “Products” means the combination of Supplier Products and Third Party Products provided by Supplier to MetroPCS pursuant to a Procurement Document.

“Product Addendum” is defined in Section 1.1.2 of the Agreement.

“Purchase Order” means any purchase order issued by MetroPCS to Supplier pursuant to, and subject to the terms and conditions of, the Agreement, a Procurement Document or any document that the parties mutually agree upon as the vehicle for MetroPCS’ procurement of Products and Services pursuant to, and subject to the terms and conditions of, the Agreement.

“Recipient” means the party that has received Confidential Information.

“Regulatory Requirements” means the requirements set forth in Section 15.12 of the Agreement.

“Release Event” is defined in Section 3.7.2 of the Agreement.

“Renewal Term” is defined in Section 11.1 of the Agreement.

“Security Requirements” means any documentation or other materials relating to security requirements, methodologies and tools that prevent or detect unauthorized access to the Software

SCHEDULE 1.5

“Service Level Credits” is defined in Section 9.3.3.

“Service Rates” is defined in Section 10.1.7 of the Agreement.

“Service Restoration” means the time it takes Supplier to apply a functional resolution to the reported Incident, meaning Supplier provides MetroPCS with a temporary fix or workaround that solves a reported Incident and that can be used by MetroPCS with minimal inconvenience and minimal impact on MetroPCS’ business operations.

“Services” means, individually or collectively, any professional or other services that may be provided by Supplier to MetroPCS including, without limitation, installation, implementation, integration, testing, development, conversion, training, consulting and Support and Maintenance Services.

“Software” means all software that is supplied by Supplier to MetroPCS in object code form, including, without limitation, all Interfaces, Supplier Software, Third Party Software, Embedded Third Party Software and Custom Programming, all Enhancements related thereto, and all materials useful in connection with the Software, such as, but not limited to, flow charts, logic diagrams, program descriptions, and specifications.

“Source Code” ***.

***.

“Source Code Specifications” ***.

“Statement of Work” means a document that sets forth the specific terms and conditions pursuant to which Supplier will provide Products or Services to MetroPCS or pursuant to which the parties will engage in a project. Each Statement of Work will be in a form substantially similar to the Statement(s) of Work attached hereto as Exhibit 1 and shall, in addition, contain those items listed in Schedule 2.2 that are applicable to the Products, Services or project.

“Supplier” is defined in the opening paragraph of the Agreement.

“Supplier Cap” is defined in Section 11.5.1 of the Agreement.

“Supplier Competitor(s)” means ***. An initial list of Supplier Competitors as of the Effective Date is set forth in the attached Attachment A. Either party may propose from time to time to modify the list of Supplier Competitors to include or exclude, as the case may be, LTE Product Providers that meet or no longer meet, as the case may be, the criteria described above, provided that any entities added to Attachment A with which MetroPCS, a MetroPCS Affiliate or a Designated Entity then has an existing business relationship will not qualify as a Supplier Competitor in respect of the products and/or services then received, or that are a natural extension of the products and/or services then received, from such entity by MetroPCS, the MetroPCS Affiliate and/or the Designated Entity. If the other party objects to any proposed modification of Attachment A, the dispute resolution procedures set forth in Article 14 of the Agreement shall apply.

SCHEDULE 1.5

“Supplier Holidays” means: (a) in the United States, New Years Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving, Christmas Day and one (1) floating holiday per year, such floating holiday to be designated by Supplier in writing by December 31st of the preceding year; or (b) outside the United States, those holidays observed by the Supplier offices in such country, which holidays must be designated by Supplier in writing by December 31st of the preceding year.

“Supplier Performance Analysis Tools” means copies of all Supplier-owned or developed tools used by Supplier to support Software performance analysis, whether or not such items are made available to licensees generally or for an additional fee

“Supplier Products” means: (a) Supplier-manufactured Equipment and Supplier-proprietary Software; and (b) Third Party Products that: (i) are manufactured by Third Parties pursuant to Supplier’s specifications; and/or (ii) constitute an integral part of Supplier-manufactured Equipment and/or Supplier-proprietary Software.

“Supplier Program Director” is the Supplier program director specified in the applicable Procurement Document.

SCHEDULE 1.5

“Supplier Project Manager” is the Supplier project manager specified in the applicable Procurement Document.

“Supplier Software” means software that is proprietary to Supplier and is incorporated into Equipment and bundled as a Product, or is licensed to MetroPCS as a separate Product.

“Supplier Specifications” is defined in Section 6.3 of the Agreement.

“Supplier Support Tools” means copies of all Supplier-owned or developed maintenance and support tools, utilities, diagnostic programs and supporting programs used by Supplier internally in the support or maintenance of the Software, or externally in connection with supporting other customer locations, whether or not such items are made available to licensees generally or at an additional fee

“Support and Maintenance Services” is defined in Section 8.1 of the Agreement.

“System” means a grouping of Products that, when used together in a specific geographic area, allows MetroPCS to provide services to its customers including, without limitation, the Products set forth in Product Addendum One .

“Tax Assessment” means all federal, state, or local sales, use, excise, gross receipts, municipal fees, transfer, transaction or similar taxes, fees, or surcharges, but excludes: (a) any tax, fee, assessment, or surcharge on either party’s corporate existence, status, or income; (b) property taxes, fees, assessment, or surcharges; (c) any corporate franchise tax, fee, assessment, or surcharge; and (d) taxes, fees, assessment, and surcharges which are imposed directly on a party’s gross or retail revenues.

“Term” is defined in Section 11.1 of the Agreement.

“Termination Date” means the date on which the Term of the Agreement expires or, if earlier, the date on which any termination of the Agreement becomes effective.

“Territory” means ***.

“Test Criteria” means the applicable Documentation, Supplier Specifications, Performance Standards, Open Network Architecture requirements and Regulatory Requirements.

“Test Plan” is defined in Section 7.1 of the Agreement.

“Third Party” means Persons other than Supplier and its Affiliates and MetroPCS and its Affiliates and Designated Entities.

“Third Party Action” means any demand, claim, allegation, cause of action, investigation, suit or proceeding made by or on behalf of a Third Party.

“Third Party IP Right” is described in Section 9.9 of the Agreement.

SCHEDULE 1.5

“Third Party Performance Analysis Tools” means a list of all commercially available versions and releases, and copies of all non-commercially available versions and releases, of all third-party-developed or owned tools used by Supplier to support Software performance analysis, whether or not such items are made available to licensees generally or for an additional fee.

“Third Party Product” means any Equipment manufactured by a Third Party, and any Third Party Software.

“Third Party Software” means any software that is proprietary to a Third Party.

“Third Party Support Tools” means a list of all commercially available versions and releases, and, if Supplier has the right to provide to MetroPCS, copies of all non-commercially available versions and releases, of all third party-developed or owned maintenance and support tools, utilities, diagnostic programs and supporting programs used by Supplier internally in the support or maintenance of the Software, or externally in connection with supporting other customer locations, whether or not such items are made available to licensees generally or for an additional fee.

“Traffic Management Methodologies” means any documentation or other materials relating to methodologies that address traffic management, workload balancing, segmentation, capacity planning, routing and overall Software performance analysis.

“Transition Period” is defined in Section 11.10 of the Agreement.

“Ultimate Parent” means, as to a party, an entity that, directly or indirectly, through one or more intermediaries, ultimately controls such party, where “ultimately controls” means to own, directly or indirectly, or ultimately control more than ***; provided, however, that, where one or more entities ultimately control a party, only the entity which directly or indirectly ultimately controls all such entities would be considered the Ultimate Parent; provided, further that, once such ultimate control ceases to exist, the affected entity will no longer qualify as an Ultimate Parent for purposes of the Agreement.

“Use” means with respect to Software means the loading, running, using, or copying of the Software, or any portion thereof, into or on a processor for execution of the instructions and tables contained in such Software.

“valid final and non-appealable Tax Assessment” is defined in Section 10.4.4 of the Agreement.

“Warranty Period” is defined in Section 8.5 of the Agreement.

“Wireless Products” means the Products described in Product Addendum One (Wireless Products) to this Agreement.

SCHEDULE 1.5

ATTACHMENT A TO SCHEDULE 1.5

ATTACHMENT A

SUPPLIER COMPETITORS

***

ATTACHMENT A TO SCHEDULE 1.5

SCHEDULE 2.2

CHECKLIST FOR DEVELOPING PROCUREMENT DOCUMENTS

***

SCHEDULE 2.2

SCHEDULE 4.4

LICENSE OF KNOW-HOW

Supplier’s transfer of Know-How shall include information, documentation, executables, tools and other materials regarding or relating to the following:

***

SCHEDULE 4.4

SCHEDULE 5.6

SAMPLE STATUS REPORT

Each status report shall be developed in accordance with Section 5.6 and include the following items:

1. Accomplishments: A written summary of all of the accomplishments and difficulties encountered during the prior reporting period, as compared with the Implementation Workplan.

2. Current Status: A written summary of the current status of the Product installations, project or other development effort and the status of milestones that are due during the reporting period and of any milestones that were due during the previous reporting period but were not completed.

3. Jeopardy Items: A written summary of all concerns or issues for the current reporting period, along with the plan and projected date for resolution.

4. Schedule and Staffing Items: A written summary of any special staffing or scheduling issues for the upcoming period.

5. Open Issues: A comprehensive and consolidated list of all outstanding problems related to the Product installation, project or other development effort that are identified by MetroPCS and Supplier as remaining to be resolved.

6. Resolved Issues: A written summary of the concerns or issues that were reported in the previous reporting periods that have been resolved and a description of the resolution.

7. Delays: Identification of any MetroPCS or Third Party delays affecting Supplier’s ability to perform.

8. Suggestions: Suggestions and proposed actions for dealing with and resolving any identified difficulties and the anticipated results during the next reporting period.

9. Miscellaneous: Any other concern or information that will or may affect the Product installation, project or other development effort.

SCHEDULE 5.6

SCHEDULE 7.2

ACCEPTANCE CERTIFICATE

This Acceptance Certificate is issued pursuant to that certain Master Procurement Agreement by and between MetroPCS Wireless, Inc. (“MetroPCS”), and Ericsson Inc., dated September 10, 2009. MetroPCS hereby confirms that the Products identified in Attachment A to this Acceptance Certificate achieved Acceptance as of                         , 20    .

MetroPCS Wireless, Inc.

Name:

Title:

Date:

SCHEDULE 7.2

ATTACHMENT A TO ACCEPTANCE CERTIFICATE

PRODUCTS THAT HAVE ACHIEVED ACCEPTANCE

[List to be Provided]

SCHEDULE 8.5

WARRANTY PERIODS

Description of Product	Warranty Period	Repaired Products and Replacement Parts
Wireless Products	Equipment: *** Software: ***	***
Products other than Wireless Products	***	***
Third Party Products	Applicable manufacturer’s warranty	Applicable manufacturer’s warranty

SCHEDULE 8.5

SCHEDULE 10

SERVICE RATES AND PERSONNEL CATEGORIES

1. Applicability. Supplier shall provide Services at the Service Rates set forth herein ***.

2. Skill Levels. For any on-site or additional Services requested by MetroPCS, MetroPCS shall have the right to order and select Personnel from one of the three (3) categories described below, and Supplier shall provide such Personnel to MetroPCS at the Service Rates. The parties will mutually agree upon the skill level required for the applicable Service requested by MetroPCS and Supplier shall provide such Personnel as soon as such Personnel reasonably are available. The categories are only approximate descriptions of any one individual’s skill level.

(a) High. Extensive depth of knowledge of a specific Supplier Product; familiar with the design details of a specific Supplier Product.

(b) Medium. General knowledge of multiple Supplier Product lines and the interworking of multiple Supplier Products; knowledge of field installation issues.

(c) Low. General installation functions including receive/check-in equipment activities, run/remove cable, wire and test individual components, prepare/review MOPs with MetroPCS, perform day-to-day installation activities.

At MetroPCS’ request, for high-level Personnel, Supplier will present to MetroPCS the qualifications of the Personnel Supplier plans to provide and will provide MetroPCS an opportunity to interview each Person whom Supplier proposes to perform the on-site Services or additional Services.

3. Service Rates. Service Rates shall apply as follows:

3.1 Installation Services. The Service Rates for installation services shall be ***.

3.2 Other Services. The Service Rates for Services shall be as set forth in the applicable Procurement Document. For any Services that are not included in a Product Addendum, ***.

SCHEDULE 10

SCHEDULE 13.4

INSURANCE REQUIREMENTS

A.	Workers’ Compensation

1.	Minimum Limits

Coverage A	Statutory
Coverage B

Bodily Injury by Accident	*** each accident
Bodily Injury by Disease	*** policy limit
Bodily Injury by Disease	*** each employee

2.	The policy shall be written to meet the statutory requirements for the state in which the work is to be performed, including Occupational Disease. Supplier provides workers’ compensation insurance through either qualified self-insurance or third party insurance.

3.	The policy and/or Supplier shall include a waiver of subrogation in favor of MetroPCS, its Affiliates and Designated Entities.

B.	Commercial General Liability

1.	Minimum Limits

General Aggregate: *** Products/Completed Operations Aggregate: *** Personal/Advertising Injury: *** any one person Bodily Injury/Property Damage: *** per occurrence

2.	The policy shall be written on an occurrence basis using ISO Form CG 0001 or equivalent. The policy shall provide Premises/Operations, Products/Completed Operations, Independent Contractors, Personal Injury, Explosion, Collapse and Underground Property Damage, Broad Form Property Damage and Contractual Liability coverage.

3.	The policy shall include MetroPCS, its Affiliates and Designated Entities as additional insureds for both premises/operations and products/completed operations liability, but only as to the obligations undertaken by Supplier pursuant to the Agreement.

4.	The policy shall include a waiver of subrogation in favor of MetroPCS, its Affiliates and Designated Entities, but only as to the obligations undertaken by Supplier pursuant to the Agreement.

SCHEDULE 13.4

5.	Supplier’s insurance will be primary and will not contribute with insurance maintained by MetroPCS, but only as to the obligations undertaken by Supplier pursuant to the Agreement.

C.	Commercial Automobile Liability

1.	Minimum Limits

Bodily Injury / Property Damage: *** Combined Single Limit each accident.

2.	The policy shall be written to cover all Owned, Non-owned and Hired vehicles.

3.	The policy shall include MetroPCS, its Affiliates and Designated Entities as additional insureds.

4.	Supplier’s insurance will be primary and will not contribute with insurance maintained by MetroPCS.

D.	Technology Errors and Omissions

1.	Minimum Limits – *** per occurrence and *** aggregate

2.	Supplier shall maintain policies without endangering any aggregate limits by purchasing an extended reporting coverage for an adequate amount of time, but in no event less than *** to cover damages arising out of any product sold or service provided under this Agreement.

E.	Excess/Umbrella Insurance

1.	Minimum Limits – Excess coverage not less than *** over Commercial General Liability, Automobile Liability and Employer’s Liability coverages set forth above.

SCHEDULE 13.4

SCHEDULE 15.3

APPROVED SUBCONTRACTORS

***

SCHEDULE 15.3

EXHIBIT 1

PROCUREMENT DOCUMENTS

[ATTACHED]

EXHIBIT 1

PRODUCT ADDENDUM ONE

WIRELESS PRODUCTS

This Product Addendum One (“Product Addendum One”) is made this 10th day of September, 2009 (“Effective Date”), by and between MetroPCS Wireless, Inc. (“MetroPCS”) and Ericsson Inc. (“Supplier”), and is hereby made a part of the Master Procurement Agreement between the parties dated September 10, 2009 (“Agreement”).

1.	SCOPE OF ADDENDUM.

This Product Addendum One is entered into by the parties to provide certain terms and conditions under which Supplier will provide and MetroPCS will purchase the Wireless Products and Services in order to deploy a LTE networks *** (“LTE Project”).

This Product Addendum One addresses the following:

(a)	Wireless Products. The specifications for the Wireless Products are as set forth in Exhibit 12 hereto. The Wireless Products shall perform in accordance with the performance standards as set forth in Exhibit 1 hereto. The Wireless Products will be manufactured and delivered in accordance with Exhibit 16 hereto. The standard intervals for Equipment, from manufacture to delivery, are as set forth in Exhibit 11 hereto. The parties have agreed to the roadmap for development and release of Wireless Products as set forth in Exhibit 8 hereto. Equipment repair and exchange obligations and responsibilities are as set forth in Exhibit 9 hereto.

(b)	Services. The LTE Project Implementation Project Management Services are as set forth in Exhibit 13 hereto. The LTE Project Implementation Services and Responsibilities are as set forth in Exhibit 14 hereto. Maintenance and Support Services and obligations for the LTE Project are set forth in Exhibit 15 hereto.

(c)	Implementation. The LTE Project shall be implemented in accordance with the “Implementation Work Plan” set forth in Exhibit 4 hereto. The tools and test equipment required during the design, installation, commissioning, testing, optimization, operation and support of the Wireless Products shall be as set forth in Exhibit 7 hereto.

(d)	Acceptance. Acceptance test plans and criteria are as set forth in Exhibit 2 hereto.

(e)	Service Level Agreement. The Service Level Agreement for the LTE Project is as set forth in Exhibit 10 hereto.

(f)	Training. Supplier shall provide to MetroPCS the training set forth in Exhibit 6 hereto.

(g)	Pricing. The pricing for the LTE Project is as set forth in Exhibit 17 hereto.

(h)	Purchase Order and Invoicing. The Purchase Order process and invoicing for the LTE Project shall be as set forth in Exhibit 3 hereto.

(i)	Change Requests. In the event MetroPCS should desire a change to any of the Services or Products, the parties will follow the change request procedure set forth in Exhibit 3 hereto. In addition, MetroPCS may request the development of certain new Features as set forth in Exhibit 5 hereto.

Product Addendum One

2.	DEFINITIONS

Capitalized terms used in this Product Addendum One and exhibits, schedules, attachments hereto have the meanings ascribed to them in the Agreement. Additional definitions applicable to Addendum One can be found herein and in exhibits, schedules, and attachments hereto. The following definitions shall apply to this Product Addendum One:

(a) ***.

(b) “Discounts, Credits and Incentives” is defined in Section 6 of this Product Addendum One.

(c) “Phase I” means the period that commences on the Effective Date ***.

(d) “Phase II” means the period that ***.

(e) “Phase III” means the period that ***.

(f) “Phase IV” means the period that ***.

3.	INTERPRETATION

In the event of any inconsistencies between the terms of this Product Addendum One and exhibits identified in Section 4 below (“Exhibits”), and the terms of any schedule, attachment, or other document referenced or incorporated herein or therein, including, but not limited to, documents provided by Supplier but excluding the terms contained in the body of the Agreement, the terms of this Product Addendum One and the Exhibits will control. In the event of any inconsistencies between Exhibit 4 and any other Exhibit hereto, Exhibit 4 will control. In the event of any inconsistencies between Exhibit 10 and any other Exhibit hereto, Exhibit 10 will control.

4.	EXHIBITS

The following are attached and incorporated into this Product Addendum One.

Exhibit 1 - ***

Exhibit 2 - ***

Exhibit 3 – Orders and Invoices; Change Order Management

Exhibit 4 – ***

Exhibit 5 – ***

Exhibit 6 – LTE Training

Exhibit 7 – ***

Exhibit 8 – ***

Exhibit 9 – Equipment Repair and Exchange

Exhibit 10 – ***

Exhibit 11 – ***

Exhibit 12 – ***

Exhibit 13 – ***

Exhibit 14 – ***

Exhibit 15 – Maintenance and Support

Exhibit 16 – ***

Exhibit 17 – ***

5.	PREPAYMENT

***

6.	DISCOUNTS, CREDITS and INCENTIVES

Supplier shall provide MetroPCS with the credits described in this Section 6 which shall be applied as described in this Section.

Product Addendum One

(a) eNodeB Discount. Supplier shall provide MetroPCS with a *** as included *** on Exhibit 17 to this Product Addendum One (“eNodeB Discount”).

(b) eNodeB Incentive. Supplier shall provide to MetroPCS, *** (“eNodeB Incentive”). The total value of this eNodeB Incentive shall ***.

(c) Volume Incentive Credit. In addition to the pricing set forth in Exhibit 17 to this Product Addendum One, during the Initial Term of this Agreement, Supplier shall offer volume incentive credits to MetroPCS *** on Exhibit 17 to this Product Addendum One of Equipment purchased under this Agreement (“Volume Incentive Credit”). These Volume Incentives will accrue ***. MetroPCS shall have the right to ***. Supplier will communicate the amount of all accrued but unused Volume Incentive Credits to MetroPCS within *** following the end of each month during the Term. ***.

(d) Phase Credits. As consideration for the MetroPCS commitment ***, Supplier shall provide credits to MetroPCS *** (collectively, the “Purchase Incentives”) as follows:

(i)	Phase I: ***.

(ii)	Phase II: ***.

(iii)	Phase III: ***.

(iv)	Phase IV: ***.

Supplier will communicate the amount of all accrued but unused Purchase Incentives to MetroPCS *** following the end of each month during the Term. MetroPCS shall have the right ***. If any accrued Purchase Incentives cannot be fully offset against the amounts owed to Supplier by the end of the Initial Term, ***.

(e) Other Credits. Supplier shall provide *** to allow MetroPCS to conduct a trial (“Trial”) of Supplier’s Products ***. ***.

(f) Purchase Orders. In connection with the foregoing discounts, incentives and credits set forth in this Section 6 (collectively, the “Discounts, Credits and Incentives”), MetroPCS shall issue Purchase Orders as per the process provided under Section 2.3 of the Agreement. Supplier shall issue invoice(s) to MetroPCS as per Section 11 of the Agreement for the Equipment and Services at the applicable purchase price.

7.	TERMINATION FEE.

If and to the extent MetroPCS terminates the Agreement *** pursuant to Section 11.9 of the Agreement or does not renew the Agreement pursuant to Section 11.1 of the Agreement and MetroPCS has not purchased *** under the Agreement then, as Supplier’s *** remedy for MetroPCS’ failure to satisfy such volume commitment, MetroPCS shall pay to Supplier as liquidated damages and not as a penalty an amount equal to: *** the “Termination Fee”); provided, however, that if MetroPCS has *** under the Agreement prior to termination of the Agreement in its entirety pursuant to Section 11.9 or non-renewal pursuant to Section 11.1 of the Agreement and ***, MetroPCS shall pay to Supplier as liquidated damages and not as a penalty an amount equal to *** as the “Termination Fee”.

***.

This Product Addendum One is hereby agreed to and executed by the authorized representatives of the parties as of the Effective Date hereof.

METROPCS WIRELESS, INC.	ERICSSON INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Product Addendum One

EXHIBIT 1

***

EXHIBIT 2

***

EXHIBIT 3

Orders and Invoices; Change Order Management

This Exhibit describes Purchase Order and invoice requirements and Change Order Management.

A. Ordering and Purchase Order Process

i.	Supplier will meet the “Standard Intervals” as set forth in Exhibit 11.

B. Quote Content

i.	Supplier shall provide:
a.	Quotes categorized by
1.	Equipment
2.	Software
3.	Labor
4.	Maintenance with start and end dates
5.	Summary of the financial categories listed above

ii.	Quotes for installation services will be quoted on a per site basis

iii.	Supplier will provide multiple quotes based on the individual site configurations. Site configuration information will be provided by MetroPCS.

iv.

All Equipment will be shipped to the Supplier’s warehouse at Ericsson Inc., Ericsson HWS c/o NAL Worldwide, 1000 North 28th Street, Suite 100, Dock Doors 38 and 39, Irving, TX 75261, where the Equipment will be stored until delivery to the installation site. Purchase Orders will identify the Supplier warehouse address as the “Ship To” address and will not include reference to specific MetroPCS sites. The Supplier will work directly with the market project management team to ensure delivery of the correct Equipment to the site.

v.	The Supplier will provide an Excel spreadsheet (or other electronic format acceptable to MetroPCS) for each site with:

a.	Site Number
b.	Serial Number for Cabinet
c.	Serial number for each piece of associated hardware at the time of final site acceptance.

Exhibit 3

C. Purchase Orders

The format and content of MetroPCS Purchase Orders will be mutually agreed upon between MetroPCS and Supplier.

D. Invoice Content

i.	Supplier’s invoices will include the following:

a.	Invoice Date
b.	MetroPCS Purchase Order Number
c.	Quote Number
d.	Supplier Market Name
e.	Site ID and Address where Equipment was delivered and installed
f.	Category 1:
1.	Equipment itemized
2.	Serial numbers of each itemized LTE component, cabinet and associated hardware, in an agreeable format
3.	Software itemized
4.	Labor
g.	Category 2:
1.	Software support (with start and end dates)
2.	Maintenance (with start and end dates)
h.	Price of Change Orders (which must include a copy pre-authorized Change Order form with appropriate MetroPCS signature).

D. Change Order Management

i.	Implementation

a.	Change Orders shall be held to a minimum. Change Orders shall be requested in writing by the authorized representative of the Supplier or MetroPCS. Change Orders must include a full description of the requested change, the reason for the change and the price for the change including labor if applicable. Authorization requires appropriate signature(s) based on the project plan and the price of the activity and equipment.
b.	Supplier Change Orders shall be requested in an approved format which will include a minimum of:
1.	Requestor’s Name
2.	Supplier Market
3.	Site ID / NDC
4.	Address
5.	Purchase Order Number

Exhibit 3

6.	Date of Request
7.	Description of change
8.	Additional cost of change or technical description of change
a)	Equipment
b)	Materials
c)	Labor
d)	Transportation
c.	MetroPCS Change Orders shall be requested in an approved format which will include a minimum of:
1.	Requestor’s name
2.	Supplier Market
3.	Site ID / NDC
4.	Address
5.	Purchase Order Number
a)	Date of Request
b)	Description of change

Exhibit 3

EXHIBIT 4

***

EXHIBIT 5

***

Product Addendum One

EXHIBIT 6

LTE Training

1. Supplier will provide training courses on the architecture, design, operation, and maintenance for all Products sold to MetroPCS. Training courses also shall include RF Design and Optimization of LTE networks.

2. Training courses will be held *** on-site in each local market at mutually agreed dates and times prior to the local market project start date. Supplier will provide EPC training at locations where EPC nodes are deployed. Supplier also will provide training courses on-site at MetroPCS’ corporate headquarters in Richardson, Texas. There shall be a limit of *** of seats available per class for all courses offered ***.

3. ***.

4. Without limiting the foregoing, Supplier shall provide the following training courses or their equivalent.

1. ***

2. ***

3. ***

4. ***

5. ***

6. ***

7. ***

8. ***

9. ***

10. ***

11. ***

12. ***

Exhibit 6

13. ***

14. ***

15. ***

16. ***

17. ***

18. ***

Exhibit 6

EXHIBIT 7

***

EXHIBIT 8

***

EXHIBIT 9

Equipment Repair & Exchange

1. Supplier’s Repair and Exchange processes are described in the Hardware Services Logistics Guide attached hereto as Attachment A, and in all cases, will meet MetroPCS’ Service Level requirements as defined in Exhibit 10. Exhibit 15 contains additional Supplier commitments for spare and replacement parts.

2. Supplier’s pricing for *** Equipment is described in Exhibit 17.

3. Supplier’s central warehouse/storage location for spare stock and repair facilities is:

ERICSSON, INC

Ericsson HWS c/o NAL Worldwide

1000 North 28th Street

Suite 100, Dock Doors # 38 & 39

Irving, TX 75261

Additional repair facilities also are located at Supplier’s various factory repair centers, which Supplier will identify on request.

4. Supplier will dimension and stock the necessary spares ***, as further described in Exhibit 15 and the Hardware Services Logistics Guide.

Exhibit 9

		Public INFORMATION		1 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

Hardware Services Customer Logistics Guide

1	How to contact Hardware Services	2
1.1	SCOC Americas Order Desk Contact Information	2
1.2	Shipping Faulty Equipment	2
2	SCOC Americas Order Desk Hours	2
2.1	Standard Hours	2
2.2	After Hours	3
2.3	Emergency and SPMS Request Handling	3
2.4	Escalation Handling	3
2.5	Holidays	3
3	Requesting an RMA	4
3.1	Contact Ericsson to Request an RMA Number	4
3.2	Equipment-to-be-Returned	5
4	Rules for Expedient Service	5
4.1	Incomplete/Incorrect RMA Information	5
5	Repair Delivery Note	6
5.1	How to Complete the Repair Delivery Note (RDN)	6
5.2	Repair Delivery Note: Form Example	7
5.3	Backside of the Repair Delivery Note	7
5.4	How to Order New Forms	8
6	Incomplete Paperwork	8
7	Shipping Instructions for Faulty Product	8
8	ESD Procedures	8
8.1	ESD Product Handling	9
8.2	Mechanical Handling	9
8.3	Storage	9
8.4	Transport	9
9	When to Prepare Faulty Equipment for Shipment	10
10	How to Package Non-ESD Sensitive Units	10
10.1	Steps to Follow	10
11	How to Package ESD Sensitive Units	11
11.1	Steps to Follow	11
12	How to Handle a Damaged Shipment	11
12.1	Customer Handling	11
13	Freight Charges	12

The Hardware Services Logistics Guide should be utilized as an instruction guide for customer’s sending in faulty hardware product for repair/replacement.

		Public INFORMATION		2 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

1	How to contact Hardware Services

For all repair related services, the SCOC Americas Order Desk can be contacted utilizing the below procedures.

1.1	SCOC Americas Order Desk Contact Information

E-Mail:	Region.Americas@ericsson.com

Telephone Number:	+1 972-583-2000 (direct)

Toll Free Number:	+1 800-492-5762

FAX Number:	+1 972-583-2200

1.2	Shipping Faulty Equipment

US Customers should ship faulty equipment to the following address:

ERICSSON, INC

Ericsson HWS c/o NAL Worldwide

1000 North 28th Street

Suite 100, Dock Doors # 38 & 39

Irving, TX 75261

Canadian customers should ship faulty equipment to the following address:

ERICSSON, INC

5255 Satellite Drive

Mississauga, Ontario

L4W 5E3

2	SCOC Americas Order Desk Hours

To receive the optimum level of service, please utilize the below schedule:

2.1	Standard Hours

07:00 TO 17:00 CST/CDT (Business Days)

		Public INFORMATION		3 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

If a request is received by the Order Desk during these normal working hours, Ericsson will start the logistics process at the time the request is received.

2.2	After Hours

Weekends, US holidays and service requested between 5:00 PM through 7:00 AM will be handled as an after hours call. The logistics process will then start the next business day.

2.3	Emergency and SPMS Request Handling

If an emergency arises and product is required after hours or during a holiday, please follow the below process to contact a member of the Hardware Services Team for coordination of an Advance or SPMS replacement.

Note: Advance Service (ADV) is typically 24-48 hr delivery and SPMS-service typically is for 4-hr, and one {Next Business Day (NBD)} to 5-day service.

Region.Americas@ericsson.com

Main Number +1 972-583-2000

(Email Request, and then follow up with a phone call to validate receipt of your Advance and/or SPMS RMA Request)

In the event a response is not received by Hardware Services within 10 minutes of your initial call, please contact one or both of the numbers below:

+1 214-240-2852

+1 972-762-0991

2.4	Escalation Handling

For escalations regarding Hardware services, Please contact your assigned SDM (Service Delivery Manager) or KAM (Key Account Manager).

2.5	Holidays

The following holidays are recognized throughout the year for all Ericsson employees. Shipments from Ericsson requested to arrive on official holidays are delayed until the next working day. The observed holidays are as follows:

		Public INFORMATION		4 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

New Year’s Day

Memorial Day

Independence Day

Labor Day

Thanksgiving (Thursday and Friday)

Christmas (Thursday and Friday)

(If the holiday falls on a weekend, the Ericsson close date will be the following Monday)

3	Requesting an RMA

Ericsson provides the customer with a system for keeping track of faulty equipment that is returned for repair or replacement with Ericsson. This system is referred to as the Return Material Authorization (RMA) method.

The RMA provides advance notice to Ericsson of what to expect in each shipment. This allows for additional planning to ensure that replacement units are available making this a very expedient and efficient method for material tracking.

The process for requesting an RMA is outlined below.

3.1	Contact Ericsson to Request an RMA Number

The following are the various methods to contact Ericsson.

E-mail:	Region.Americas@ericsson.com

Fax:	972-583-2200

Phone:	+1-972-583-2000 (direct)

+1-800-492-5762 (Toll Free)

Note: All RMA Requests must be emailed or faxed (preferably via email).

		Public INFORMATION		5 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

3.2	Equipment-to-be-Returned

The following details are required when returning equipment.

•	Place ID (or address)
•	Part Number
•	Revision
•	Quantity
•	Internal reference number if applicable
•	Purchase order, cost center or charge code if applicable

Ericsson will verify the list of equipment for each RMA and within one (1) working day of receiving the request, an RMA number will be issued.

4	Rules for Expedient Service

Follow the below directions to assure that each shipment receives expedient service.

•	Limit the number of items on each RMA to 25

•	This allows for better control in our IS/IT tool.

•	Do not make any shipments without an RMA number and please include a copy of the RMA acknowledgement within each box

•	Always write the RMA number on the Repair Delivery Note attached to each unit

•	Do not mix several RMA’s in the same box

•	Ship units for repair on a regular basis. Do not stock pile. Large quantities of the same item will overload the repair flow and will result in turn around time delays.

4.1	Incomplete/Incorrect RMA Information

If a shipment is received by Ericsson, with incomplete/incorrect RMA information the shipment will be delayed. For example, if a shipment is received without an RMA number the product will be returned to the customer at their cost.

		Public INFORMATION		6 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

5	Repair Delivery Note

The information that is supplied in the repair delivery note (RDN) can make the Hardware Services process successful or unsuccessful. It is important to acquire the RMA authorization number and use the correct tracking numbers in this form as incomplete paperwork can slow down the repair process.

The RDN is the most important document in the repair/return process. An incomplete or incorrect RDN will cause the following areas to be impacted:

•	Tracking Fault tracing and fault statistics
•	Avoiding No Fault Found Conclusion (NFF)
•	Reducing the customer’s costs
•	Improving systems performance

5.1	How to Complete the Repair Delivery Note (RDN)

There are three basic scenarios that may occur in the field when a unit is tested and pulled for the purpose of sending it in for repair. To ensure accuracy, complete the RDN at the site and attach the RDN to the unit using the forms elastic string. In addition to these instructions, the RDN has instructions printed on the reverse side.

5.1.1	Unit Displays a Single Fault Code

In this case the field technician should record that fault code in Box #16 on the repair tag associated with that unit. It is also important to fill out all other information on the tag

5.1.2	No Fault Code Displayed or Fault Codes do not Apply to the Particular Piece of Hardware

Please write the word “TEXT” in Box #16 of the repair tag. Provide a description of the problem in Box #20. Example: “Fan motor burned out” or “No Power”.

5.1.3	Multiple Faults Given During Testing

In this case, write “MULT” in Box #16 of the repair tag. Please note: In Box #20, write the following message: “See attached fault report documentation”. Place a copy of all test and fault documentation into a protective bag and securely affix this to the unit.

		Public INFORMATION		7 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

5.2	Repair Delivery Note: Form Example

5.3	Backside of the Repair Delivery Note

The second sheet contains brief instructions on how to fill in the RDN, Tag.

		Public INFORMATION		8 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

5.4	How to Order New Forms

To order new repair delivery notes, please contact the SCOC Americas Order Desk as outlined in section 1.1 of this document.

6	Incomplete Paperwork

Processing a faulty unit may become impossible when information is missing from the forms or other paperwork. If a faulty product is designated as non-conforming due to incomplete paperwork from the customer, and if Ericsson cannot receive clarification within five working days of receiving the product, the product will be returned to the originator.

7	Shipping Instructions for Faulty Product

When performing any of the steps in shipping instructions it is imperative to follow proper electrostatic discharge (ESD) procedures to prevent additional damage to the units requiring repair. Please refer to Section 8 for the instructions on ESD handling.

8	ESD Procedures

At EUS Hardware Services it is assumed that all electronic components are sensitive to ESD (Electrostatic Discharge) damage. ESD components or assemblies are not to be touched, unless components, the assembly and the person are properly grounded to the same common ground point. ESD components or assemblies will not be transported, stored or handled except in a static protective environment.

		Public INFORMATION		9 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

8.1	ESD Product Handling

The grounding of personnel will solve nearly 80% of static related problems. Therefore, personnel must use a wrist strap when handling ESD material that is not in static shielding bags. (Pink poly bags do not generate static themselves, but they will not completely protect the ESD material from ESD damage and therefore must only be handled after applying a wrist strap). ESDS material should only be handled at an ESD protective workstation. It is mandatory that personnel wear wrist straps when handling ESD material at ESD workstations or during the installation and removal of the same from the upper assembly or system. Personnel should immediately ground themselves upon arrival at an ESD workstation. (In cases where freedom of movement is necessary over an extended area, and heel straps or conductive shoes are worn on a conductive or static dissipative floor or mat, it is not necessary to wear a wrist strap).

8.2	Mechanical Handling

Machines or equipment used in handling ESD material such as test equipment or automatic insertion machines shall be grounded. In addition, conveyor systems, solder-frames and fixtures should be made of conductive or static dissipative material and grounded.

8.3	Storage

The storage of ESD material (both short and long term) will be in such a way as to prevent electrostatic charging and discharging. ESD material should not be received into storage without the proper ESD protection.

Non-packaged components or assemblies shall be kept in ESD protective totes made of conductive or static dissipative material. All ESD material delivered from storage must be delivered in ESD protective packaging or in ESD protective totes.

At workstations, ESD components should be kept in anti-static or screened packages or boxes. Small collection boxes of ordinary plastic are acceptable if collection takes place by hand. However, should the collection box need to be replaced, it should be replaced with an ESD protective material.

8.4	Transport

ESD material is to be protected against ESD damage during transport. ESD material is to be transported in ESD protective packages such as anti-static tubes, static shielding bags, boxes, dissipative totes, etc.

		Public INFORMATION		10 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

Transport vehicles such as carts, should be conductive from the loading surface to the floor by means of conductive castors or have a conductive chain attached that will contact the ground. This will allow the charge that the cart generates during transit to dissipate some of the charge. It is recommended that the cart be discharged by grounded personnel, subsequent to removing any ESD material from the cart.

Conveyors used to transport ESD material should be a conductive or dissipative material connected to ground.

Totes should be static dissipative (105 – 109 Ωsq.) and will require grounding by either personnel who are properly grounded or by placing the totes on a grounded static dissipative surface prior to placing ESD items into or removing them from the totes.

9	When to Prepare Faulty Equipment for Shipment

Once the RMA is authorized the faulty unit(s) can be prepared for shipment. The equipment must be packaged properly and completed paperwork, i.e., Repair Delivery Note, must be included with the shipment.

10	How to Package Non-ESD Sensitive Units

10.1	Steps to Follow

1.	Attach a completed Repair Delivery Note (RDN) to each faulty unit using the RDN’s elastic string.

2.	Package each faulty unit individually in a box.

3.	After packaging each faulty unit in a box, pack the boxes in one big box or crate for shipping. Use the crate in which you received return equipment if possible.

4.	Mark the goods with the RMA number and sequentially number the crates.

5.	Ensure that all units are packaged properly to avoid any damage during shipping.

		Public INFORMATION		11 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

11	How to Package ESD Sensitive Units

Please note: returned hardware must be completely de-installed. All connective materials, such as cables, brackets, plugs, etc. should be removed and not shipped with the faulty part. Ericsson cannot guarantee the return of any extraneous equipment included in the shipment.

11.1	Steps to Follow

1.	When a backplane fails, remove all boards from the magazine and ship only the backplane. Attach a completed RDN (repair delivery note) to the backplane and pack it individually in a box.

2.	When a board fails, remove the board from the magazine and ship only the board for repair. Attach a completed RDN to the board and wrap it individually in anti-static packaging. Use the box and the packing material that held the spare unit if possible.

NOTE: As a last resort, if the failure cannot be isolated to one specific board or backplane, remove all boards from the magazine, attach a completed RDN to each, and pack each board individually in anti-static packaging. Try to always isolate the failure to the board level, however, and avoid sending all boards for convenience sake.

IMPORTANT: According to the section in the customer contract regarding hidden latent occurrences, Ericsson will not accept equipment damaged by natural disasters.

12	How to Handle a Damaged Shipment

12.1	Customer Handling

1.	When equipment is returned from Ericsson, inspect the shipping container for any damages. If the container or packing material is damaged, inspect the units immediately.

2.	If transportation damage of the units is observed, report the damage in writing to the shipping agent, prior to accepting the shipment.

3.	Immediately call the Hardware Services Service Center and report the damages. The customer should submit the report within 5 working days from the time of receipt or the report will not be accepted by Ericsson.

4.	If the shipment was returned in a wooden crate, store the crate and the internal packaging for shipping future faulty equipment.

		Public INFORMATION		12 (12)
Prepared (also subject responsible if other)		No.
EUS/WO/IM Colleen Corso		EUS-04:003389 Uen
Approved	Checked	Date	Rev	Reference
EUS/GF/G [Derrick Bruner]		2009-04-01	S

13	Freight Charges

The freight charges will be handled according to the Customer contract with Ericsson for Hardware Services repair/replacement activities.

EXHIBIT 10

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EXHIBIT 11

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EXHIBIT 12

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EXHIBIT 13

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EXHIBIT 14

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Product Addendum One

EXHIBIT 15

Maintenance and Support

OVERVIEW

Exhibit 15 describes Supplier’s Maintenance and Support Services for Products purchased by MetroPCS under Product Addendum One. Exhibit 10 contains service level agreements and associated penalties and should be read in conjunction with Exhibit 15. Unless otherwise defined herein, defined terms used in Exhibit 15 have the meanings set forth in Exhibit 10 and the Agreement.

I.	STANDARD SUPPORT

Supplier’s Standard Support services consist of the following elements:

•	Basic CSR Handling

•	Helpdesk

•	Emergency Handling

•	Software Updates

•	Remote Problem Solving

•	Availability of Emergency On-site Support

A. Basic CSR Handling

i. Basic CSR Handling provides a single interface through which information about a Customer Service Request (“CSR”) is received and acted upon by Supplier. Basic CSR Handling is provided primarily via a web-based interface where MetroPCS can issue a CSR, view the latest update, and read the answer the instant it is published by Supplier’s support organization. Upon issuance of a CSR, MetroPCS will designate the severity of the Incident causing the CSR in accordance with Exhibit 10, and each CSR is considered an Incident thereunder.

ii. MetroPCS will request support from Supplier for Incidents by issuing a CSR that includes: a. network element(s); b. time of Incident; c. internal MetroPCS trouble ticket reference number; d. Product configuration; e. detailed description of the Incident; and f.

Exhibit 15

Incident Severity designation. Supplier will respond to a CSR in accordance with the Incident Severity designation assigned by MetroPCS and with the requirements set forth in Exhibit 10. Supplier may provide an interim measure or workaround to address an Incident, but only as permitted in Exhibit 10.

iii. A CSR will be considered resolved after Supplier provides MetroPCS with a mutually agreed restoration of affected Product(s) and otherwise in accordance with Exhibit 10.

B. Helpdesk

i. As a complement to Basic CSR Handling, Supplier’s Helpdesk service is available to MetroPCS by phone ***. An assigned Supplier local support office can be contacted by MetroPCS for an immediate consultation or direct communication in any step of the CSR Handling process.

ii. Helpdesk services are provided to MetroPCS during *** applicable MetroPCS local time ***. Notwithstanding the foregoing, Supplier will make Support Services available as follows:

•	7x24 Support for Critical Incidents until resolution

•

7x24 notification/update/resolution with increasing escalation to Supplier’s management if the Incident affects either the ePC or there is greater than a *** loss of any service or capacity caused by Supplier’s eNodeB in any MetroPCS market.

iii. MetroPCS will request that Supplier join an operational troubleshooting bridge call within *** of notification for any Critical Incident. Supplier will provide adequate resources to escalate, complete analysis, and resolve the Incident in conformance with the service level standards in Exhibit 10.

iv. MetroPCS will provide Supplier with *** for the purpose of operational analysis, investigation, TAC, and resolution. Supplier will not *** prior to contacting the MetroPCS national operations center (“NOC”) and receiving approval in advance from authorized personnel. ***.

C. Emergency Handling

i. Supplier will provide year-round, twenty-four-hour-a-day (24/7/365) emergency support service for all Products, and CSRs issued in emergency situations will be handled as emergency CSRs. In an emergency situation, Supplier will provide telephone and on-line support via remote connection. If remote telephone support is not adequate for restoration, emergency CRSs will likely require Supplier’s remote access to the node or other Product that is the subject of the Incident.

Exhibit 15

ii. MetroPCS will report an emergency CSR via telephone to the appropriate Supplier contact(s) identified in Exhibit 10 whom Supplier represents have the skills and knowledge to promptly assess the situation and develop a plan to address.

D. Software Enhancements

i.   From time to time, but in all cases in accordance with the requirements in Exhibit 8 and Exhibit 5, Supplier will provide MetroPCS with Software Enhancements. For purposes of this Exhibit 15, ***. ***.

E. Remote Problem Solving

i.   Remote Problem Solving involves *** in accordance with Section B. iv. ***, Supplier technicians will conduct fault tracing and gather information needed to resolve a CSR.

F. Emergency On-Site Support

i.   Supplier technicians will be available on stand-by for on-site visits in emergency situations. If the emergency is not resolved through remote access, in Supplier’s reasonable discretion, one or more persons with appropriate skills and training will be dispatched by Supplier to the site and will, together with the Supplier support organization, resolve the emergency. Emergency on-site support is at no extra charge to MetroPCS.

II.	HARDWARE SUPPORT

Supplier’s Hardware Support addresses spare parts and Equipment kept in inventory and the replenishment of same. Hardware Support services are further described in Exhibit 9 (Equipment Repair and Exchange).

A. Service Execution. Supplier’s Equipment repair and exchange processes are described in Supplier’s Hardware Services Logistics Guide attached to Exhibit 9.

B. Description of Services. Supplier shall, upon receipt of MetroPCS’s order for replacement of faulty Equipment or Products, ship the replacement unit or the repaired unit within the required lead-time.

C. Requests for Hardware Support. Authorization for Hardware Support is according to the Hardware Services Logistics Guide. The order number assigned and issued by Supplier shall be used as a reference number in any future correspondence regarding the order.

D. Shipping Routine. Faulty Equipment or Products will be shipped by MetroPCS to Supplier at MetroPCS’s cost and in packing approved by Supplier to the Supplier address specified in Exhibit 9.

Exhibit 15

E. Exclusions.

i. *** is the responsibility of MetroPCS after Acceptance. *** are also excluded from Hardware Support services. These parts may be ordered and purchased by MetroPCS at an additional charge.

ii. Faulty Equipment and Products sent by MetroPCS to Supplier for replacement are not included in Hardware Support services if any of the events listed below have occurred. Under such situations, MetroPCS agrees to pay the *** for the replacement part.

a. The part was not used and maintained under normal conditions in accordance with the documentation, information and advice furnished by Supplier;

b. The part was damaged from causes beyond normal wear and tear not caused by Supplier (e.g. floods, physical damage, accident, etc.);

c. The part was damaged through improper storage, misuse, mishandling, packing or repair by MetroPCS or a third party retained by MetroPCS;

d. The part has been combined with other software or hardware other than as agreed to between Supplier and MetroPCS;

e. A party other than Supplier has attempted to modify or repair the part;

f. The Defect, non-conformity or deviation is caused by equipment not supplied by Supplier but not including customary interconnection by standard interfaces with other telephony equipment in a manner consistent with industry practices.

F. Limitations

i. Service requests for parts and materials that have passed last time buy will be repaired based on then current availability and corresponding lead time.

ii. Replacements are shipped to destinations reachable within 24 hours from Supplier’s supply location using standard and reasonable transportation as commercially available, unless other transportation is specifically agreed upon.

iii. Delays in customs clearance not caused by Supplier and other circumstances beyond Supplier’s control are not counted in the calculation of lead times set forth herein.

Exhibit 15

G. Spare and Replacement Parts Turnaround

i.   Turnaround times for spare and replacement parts for Defective Products or Equipment are calculated from Supplier’s receipt of the faulty unit to the shipment of the replacement equipment from Supplier’s supply location. Turnaround times are measured in *** days. For Emergency Parts Replacement, turnaround times are calculated from the issuance of the return material authorization (RMA) by Supplier to the shipment of the replacement unit to MetroPCS.

Hardware Support Services	Lead Time	Accuracy

Spare Parts Replacement—Next Day	***	***

Spare Parts Replacement	***	***

Exhibit 15

EXHIBIT 16

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EXHIBIT 17

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